Exhibit 3.2

CERTIFICATE OF INCORPORATION

OF

KKR & CO. INC.

ARTICLE I

NAME

The name of the Corporation is KKR & Co. Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. The Corporation is being incorporated in connection with the conversion of KKR & Co. L.P., a Delaware limited partnership (the “Partnership”), to the Corporation (the “Conversion”), and this Certificate of Incorporation is being filed simultaneously with the Certificate of Conversion of the Partnership to the Corporation.

ARTICLE IV

AUTHORIZED STOCK

Section 4.01           Capitalization.  (a)        The total number of shares of all classes of stock that the Corporation shall have authority to issue is 5,000,000,000 which shall be divided into four classes as follows:

(i)	3,500,000,000 shares of Class A common stock, $0.01 par value per share (“Class A Common Stock”);

(ii)	one share of Class B common stock, $0.01 par value per share (“Class B Common Stock”);

(iii)	499,999,999 shares of Class C common stock, $0.01 par value per share (“Class C Common Stock” and, together with the Class A Common Stock and the Class B Common Stock, “Common Stock”); and

(iv)
1,000,000,000 shares of preferred stock, $0.01 par value per share (“Preferred Stock”), of which (x) 13,800,000 shares are designated as “Series A Preferred Stock” (“Series A Preferred Stock”), (y) 6,200,000 shares are designated as “Series B Preferred Stock” (“Series B Preferred Stock”) and (z) the remaining 980,000,000 shares may be designated from time to time in accordance with this Article IV.

(b)           At the Effective Time, each (i) Common Unit outstanding immediately prior to the Effective Time will be converted into one issued and outstanding, fully paid and nonassessable share of Class A Common Stock, (ii) Managing Partner Unit outstanding immediately prior to the Effective Time will be converted into one issued and outstanding, fully paid and nonassessable share of Class B Common Stock, (iii) Special Voting Unit outstanding immediately prior to the Effective Time will be converted into one issued and outstanding, fully paid and nonassessable share of Class C Common Stock, (iv) Series A Preferred Unit outstanding immediately prior to the Effective Time will be converted into one issued and outstanding, fully paid and nonassessable share of Series A Preferred Stock and (v) Series B Preferred Unit outstanding immediately prior to the Effective Time will be converted into one issued and outstanding, fully paid and nonassessable share of Series B Preferred Stock, in each case without any action required on the part of the Corporation or the former holder of such Limited Partner Interest or Managing Partner Interest, as applicable.

(c)            The number of authorized shares of Class A Common Stock, Class B Common Stock, Class C Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) solely with the approval of the Class B Stockholder and, in the case of any increase in the number of authorized shares of Class B Common Stock, holders of a majority of the voting power of the Outstanding Designated Stock, in each case, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no other vote of the holders of the Class A Common Stock, the Class C Common Stock or any series of Preferred Stock, voting together or separately as a class, shall be required therefor, unless a vote of the holders of any such class, classes or series is expressly required pursuant to this Certificate of Incorporation.

Section 4.02           Preferred Stock.  The Board of Directors of the Corporation (the “Board of Directors”) is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix, without further stockholder approval (except as may be required by Articles XXI and XXII or any certificate of designation relating to any series of Preferred Stock), the designation of such series, the powers (including voting powers), preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of such series of Preferred Stock and the number of shares of such series, which number the Board of Directors may, except where otherwise provided in the designation of such series, increase (but not above the total number of shares of Preferred Stock then authorized and available for issuance and not committed for other issuance) or decrease (but not below the number of shares of such series then outstanding). The powers, preferences and relative, participating, optional and other special rights of, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock, if any, may differ from those of any and all other series at any time Outstanding.

Section 4.03           Splits and Combinations of Stock.

(a)            Subject to Section 4.03(c), Articles XXI and XXII and any certificate of designation relating to any series of Preferred Stock, the Corporation may make a pro rata distribution of shares of stock of the Corporation to all Record Holders or may effect a subdivision or combination of stock of the Corporation so long as, after any such event, each stockholder shall have the same percentage of each class or series of shares of stock of the Corporation as before such event, and any amounts calculated on a per share basis or stated as a number of shares of stock are proportionately adjusted.

(b)           Whenever such a distribution, subdivision or combination of shares of stock of the Corporation or options, rights, warrants or appreciation rights relating to stock of the Corporation is declared, the Board of Directors shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall provide notice thereof at least 20 days prior to such Record Date to stockholders of the Corporation not less than 10 days prior to the date of such notice.

(c)           The Corporation shall not be required to issue fractional shares upon any distribution, subdivision or combination of shares of stock of the Corporation. If the Board of Directors determines that no fractional shares shall be issued in connection with any such distribution, subdivision or combination, the fractional shares resulting therefrom shall be treated in accordance with Section 155 of the DGCL.

ARTICLE V

TERMS OF COMMON STOCK

Section 5.01           General.  Except as otherwise required by law or as expressly provided in this Certificate of Incorporation, each share of Common Stock shall have the same powers, privileges and rights and shall rank equally, share ratably and be identical in all respects as to all matters, with each other share of Common Stock.

Section 5.02           Voting.

(a)            Except as required by the DGCL or as expressly provided in this Certificate of Incorporation or the Bylaws, the exclusive voting power for all purposes relating to holders of Common Stock shall be vested in the Class B Stockholder. The Class B Stockholder shall have one vote for each share of Class B Common Stock that is Outstanding in its name on the books of the Corporation on all matters on which the Class B Stockholder is entitled to vote.

(b)            Each holder of Class A Common Stock, as such, shall not have any voting rights or powers, either general or special, except as required by the DGCL or as expressly provided in this Section 5.02, Section 6.06 or in Articles VII, VIII and XI. Each Record Holder of Class A Common Stock shall have one vote for each share of Class A Common Stock that is Outstanding in his, her or its name on the books of the Corporation on all matters on which holders of Class A Common Stock are entitled to vote.

(c)            Each holder of Class C Common Stock, as such, shall not have any voting rights or powers, either general or special, except as required by the DGCL or as expressly provided in this Section 5.02, Section 6.06 or in Articles VII, VIII and XI. Notwithstanding any other provision of this Certificate of Incorporation, the Bylaws, the DGCL or any applicable law, rule or regulation, except as otherwise required by applicable law, the holders of Class C Common Stock shall be entitled to receive notice of, be included in any requisite quorum for and participate in any and all approvals, votes or other actions of the stockholders of the Corporation on an equivalent basis as, and treating such Persons for all purposes as if they are, holders of Class A Common Stock, including any and all notices, quorums, approvals, votes and other actions that may be taken pursuant to the requirements of the Certificate of Incorporation, the Bylaws, the DGCL or any other applicable law, rule or regulation.

Except as otherwise required by applicable law, the holders of Class C Common Stock shall vote together with the holders of Class A Common Stock as a single class and, to the extent that the holders of Class A Common Stock shall vote together with the holders of any other class, classes or series of stock of the Corporation, the holders of Class C Common Stock shall also vote together with the holders of such other class, classes or series of stock on an equivalent basis as the holders of the Class A Common Stock. On each matter submitted to a vote of the holders of the Class C Common Stock, each holder of shares of Class C Common Stock entitled to vote thereon shall be entitled, as such, to a number of votes that are equal to the aggregate number of Group Partnership Units held of record by such holder as of the relevant Record Date. The number of votes to which each such holder of Class C Common Stock shall be entitled shall be adjusted accordingly if (i) a stockholder of the Corporation holding Class A Common Stock, as such, shall become entitled to a number of votes other than one for each share of Class A Common Stock held and/or (ii) under the terms of the Exchange Agreement the holders of Group Partnership Units party thereto shall become entitled to exchange each such Group Partnership Unit for a number of shares of Class A Common Stock other than one. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, and in addition to any other vote required by the DGCL or this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of the Class C Common Stock, voting separately as a class, shall be required to alter, amend or repeal this Section 5.02(c) or to adopt any provision inconsistent therewith.

Section 5.03           Dividends.  Subject to applicable law and the rights, if any, of the holders of any Outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A Common Stock with respect to the payment of dividends, dividends may be declared and paid ratably on the Class A Common Stock out of the assets of the Corporation that are legally available for this purpose at such times and in such amounts as the Board of Directors in its discretion shall determine. Dividends shall not be declared or paid on the Class B Common Stock or the Class C Common Stock.

Section 5.04           Liquidation.  Upon a Dissolution Event, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights, if any, of the holders of any Outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A Common Stock with respect to the distribution of assets of the Corporation upon such Dissolution Event, the holders of Class A Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them. The Class B Stockholder and the holders of Class C Common Stock shall not be entitled to receive any assets of the Corporation in the event of any dissolution, liquidation or winding up of the Corporation.

Section 5.05           Shares Reserved for Issuance.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock such number of shares of Class A Common Stock that shall from time to time be sufficient to effect the exchange of Group Partnership Units (along with Class C Common Stock) pursuant to the Exchange Agreement; provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the exchange of the Group Partnership Units by delivery of purchased shares of Class A Common Stock that are held in the treasury of the Corporation.

Section 5.06           Cancellations of Class C Common Stock.  Immediately upon the exchange of a Group Partnership Unit (together with a share of Class C Common Stock) for Class A Common Stock pursuant to the terms of the Exchange Agreement, such share of Class C Common Stock held by such exchanging holder of Group Partnership Units shall automatically be canceled and retired with no consideration being paid or issued with respect thereto without any further action of any Person.  Any such shares of Class C Common Stock so cancelled and retired shall no longer be outstanding and all rights with respect to such shares shall automatically cease and terminate.

ARTICLE VI

CERTIFICATES; RECORD HOLDERS; TRANSFER OF STOCK OF THE CORPORATION

Section 6.01           Certificates.  Notwithstanding anything otherwise to the contrary herein, unless the Board of Directors shall provide by resolution or resolutions otherwise in respect of some or all of any or all classes or series of stock of the Corporation, the stock of the Corporation shall not be evidenced by Certificates. Certificates that may be issued shall be executed on behalf of the Corporation by any two duly authorized officers of the Corporation.

No Certificate evidencing shares of Common Stock or Preferred Stock shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the Board of Directors resolves to issue Certificates evidencing shares of Class A Common Stock or Preferred Stock in global form, the Certificates evidencing such shares of Class A Common Stock or Preferred Stock shall be valid upon receipt of a Certificate from the Transfer Agent certifying that the Certificates evidencing such shares of Class A Common Stock or Preferred Stock have been duly registered in accordance with the directions of the Corporation.  The use of facsimile signatures affixed in the name and on behalf of the Transfer Agent on Certificates, if any, representing shares of stock of the Corporation is expressly permitted by this Certificate of Incorporation.

Section 6.02           Mutilated, Destroyed, Lost or Stolen Certificates.

(a)          If any mutilated Certificate evidencing shares of stock of the Corporation is surrendered to the Transfer Agent, two authorized officers of the Corporation shall execute, and, if applicable, the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and class of stock as the Certificate so surrendered.

(b)          Any two authorized officers of the Corporation shall execute and deliver, and, if applicable, the Transfer Agent shall countersign a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

 (i)            makes proof by affidavit, in form and substance satisfactory to the Corporation, that a previously issued Certificate has been lost, destroyed or stolen;

(ii)            requests the issuance of a new Certificate before the Corporation has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii)          if requested by the Corporation, delivers to the Corporation a bond, in form and substance satisfactory to the Corporation, with surety or sureties and with fixed or open penalty as the Corporation may direct to indemnify the Corporation, the stockholders and, if applicable, the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv)          satisfies any other reasonable requirements imposed by the Corporation.

(c)           As a condition to the issuance of any new Certificate under this Section 6.02, the Corporation may require the payment of a sum sufficient to cover any tax or other charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent, if applicable) reasonably connected therewith.

Section 6.03           Record Holders.  The Corporation shall be entitled to recognize the Record Holder as the owner with respect to any share of stock of the Corporation and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other Person, regardless of whether the Corporation shall have actual or other notice thereof, except as otherwise required by law or applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such shares are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring or holding shares of stock of the Corporation, as between the Corporation, on the one hand, and such other Persons, on the other, such representative Person shall be the Record Holder of such shares.

Section 6.04           Transfer Generally.

(a)            The term “transfer,” when used in this Certificate of Incorporation with respect to shares of stock of the Corporation, shall include (i) with respect to any share of Class B Common Stock held by the Class B Stockholder, a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise, and (ii) with respect to shares of any other stock of the Corporation, a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(b)           No shares of stock of the Corporation shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article VI.  Any transfer or purported transfer of any shares of stock of the Corporation not made in accordance with this Article VI shall be null and void.

(c)            Nothing contained in this Certificate of Incorporation shall be construed to prevent a disposition or any other type of transfer of the kind enumerated in Section 6.04(a) by any member of the Class B Stockholder of any or all of the issued and outstanding equity or other interests in the Class B Stockholder.

Section 6.05           Registration and Transfer of Stock.

(a)            The Corporation shall keep or cause to be kept on behalf of the Corporation a stock ledger in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 6.05(b), the Corporation will provide for the registration and transfer of stock of the Corporation. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Class A Common Stock and Preferred Stock and transfers of such stock as herein provided. The Corporation shall not recognize transfers of Certificates evidencing shares of stock of the Corporation unless such transfers are effected in the manner described in this Section 6.05. Upon surrender of a Certificate for registration of transfer of any shares of stock of the Corporation evidenced by a Certificate, and subject to the provisions of Section 6.05(b), any two authorized officers of the Corporation shall execute and deliver, and in the case of Class A Common Stock and Preferred Stock, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of stock of the Corporation as was evidenced by the Certificate so surrendered.

(b)           The Corporation shall not recognize any transfer of shares of stock of the Corporation evidenced by Certificates until the Certificates evidencing such shares of stock are surrendered for registration of transfer.  No charge shall be imposed by the Corporation for such transfer; provided that as a condition to the issuance of any new Certificate under this Section 6.05, the Corporation may require the payment of a sum sufficient to cover any tax or other charge that may be imposed with respect thereto.

(c)            Subject to (i) the foregoing provisions of this Section 6.05, (ii) Section 6.04, (iii) Section 6.06, (iv) Section 6.07, (v) with respect to any series of stock of the Corporation, the provisions of any certificate of designations or amendment to this Certificate of Incorporation establishing such series, and Articles XXI and XXII, (vi) any contractual provisions binding on any holder of shares of stock of the Corporation, and (vii) provisions of applicable law including the Securities Act, the stock of the Corporation shall be freely transferable.  Stock of the Corporation issued pursuant to any employee-related policies or equity benefit plans, programs or practices adopted by the Corporation may be subject to any transfer restrictions contained therein.

Section 6.06           Transfer of Class B Common Stock.

(a)            Subject to Section 6.06(c) below, prior to December 31, 2018, the Class B Stockholder shall not be entitled to and shall not transfer all or part of the shares of Class B Common Stock held by it to a Person unless such transfer (i) has been approved by the prior written consent or vote of stockholders of the Corporation holding at least a majority of the voting power of the Outstanding Designated Stock (excluding Designated Stock held by the Class B Stockholder or its Affiliates) or (ii) is of all, but not less than all, of the shares of Class B Common Stock held by it to (A) an Affiliate of the Class B Stockholder (other than an individual) or (B) another Person (other than an individual) in connection with the merger or consolidation of the Class B Stockholder with or into another Person (other than an individual) or the transfer by the Class B Stockholder of all, but not less than all, of the shares of Class B Common Stock held by it to another Person (other than an individual).

(b)           Subject to Section 6.06(c) below, on or after December 31, 2018, the Class B Stockholder may transfer all or part of the shares of Class B Common Stock held by it without the approval of any other stockholder of the Corporation.

(c)            Notwithstanding anything herein to the contrary but subject to Section 6.04(c), no transfer by the Class B Stockholder of all or part of the shares of Class B Common Stock held by it to another Person shall be permitted unless (i) the written approval of the Board of Directors and a Majority in Interest of the Class B Stockholder is obtained prior to such transfer, (ii) the transferee agrees to assume the rights and duties of the Class B Stockholder under this Certificate of Incorporation and to be bound by the provisions of this Certificate of Incorporation and (iii) the Corporation receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any stockholder of the Corporation. Any purported transfer of shares of Class B Common Stock not made in accordance with this Article VI shall be null and void and any shares of Class B Common Stock purportedly transferred in violation of this Section 6.06(c) shall be automatically redeemed by the Corporation without consideration and, notwithstanding anything herein to the contrary, shall become treasury shares and may only be disposed of by the Corporation with the approval of a Majority in Interest of the Class B Stockholder.

Section 6.07           Additional Restrictions on Transfers.

(a)            Except as provided in Section 6.07(b) below, but notwithstanding the other provisions of this Article VI, no transfer of any shares of stock of the Corporation shall be made if such transfer would (i) violate the then applicable U.S. federal or state securities laws or rules and regulations of the Commission, any U.S. state securities commission or any other governmental authority with jurisdiction over such transfer or (ii) terminate the existence or qualification of the Corporation under the laws of the jurisdiction of its incorporation.

(b)           Nothing contained in this Article VI, or elsewhere in this Certificate of Incorporation, shall preclude the settlement of any transactions involving shares of stock of the Corporation entered into through the facilities of any National Securities Exchange on which such shares of stock are listed for trading.

ARTICLE VII

SALE, EXCHANGE OR OTHER DISPOSITION OF THE
CORPORATION’S ASSETS

Except as provided in Section 5.04 and Article VIII, the Corporation may not sell, exchange or otherwise dispose of all or substantially all of the Corporate Group’s assets, taken as a whole, in a single transaction or a series of related transactions, without the approval of the Class B Stockholder and the holders of a majority of the voting power of Outstanding Designated Stock; provided, however, that this Article VII shall not preclude or limit the Corporation’s ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Corporate Group (including for the benefit of Persons other than the members of the Corporate Group, including Affiliates of the Class B Stockholder) and shall not apply to any forced sale of any or all of the assets of the Corporate Group pursuant to the foreclosure of, or other realization upon, any such encumbrance.

ARTICLE VIII

MERGER

Section 8.01           Authority.  The Corporation may merge or consolidate or otherwise combine with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts, unincorporated businesses or other Person permitted by the DGCL, including a partnership (whether general or limited (including a limited liability partnership or a limited liability limited partnership)), formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger, consolidation or other similar business combination (the “Merger Agreement”) in accordance with this Article VIII and the DGCL.

Section 8.02           Class B Stockholder Approval.  The merger, consolidation or other similar business combination of the Corporation pursuant to this Article VIII requires the prior approval of the Class B Stockholder; provided, however, that, to the fullest extent permitted by law, the Class B Stockholder shall have no duty or obligation to approve any merger, consolidation or other business combination of the Corporation and, to the fullest extent permitted by law, may decline to do so in its sole and absolute discretion and, in declining to approve a merger, consolidation or other business combination, shall not be required to act pursuant to any other standard imposed by this Certificate of Incorporation, any other agreement contemplated hereby or under the DGCL or any other law, rule or regulation or at equity.

Section 8.03           Other Stockholder Approval.

(a)            Except as provided in Section 8.03(d) and subject to Articles XXI and XXII and any certificate of designation relating to any series of Preferred Stock, the Board of Directors, upon its approval of the Merger Agreement and the approval of the Class B Stockholder as provided in Section 8.02, shall direct that the Merger Agreement and the merger, consolidation or other business combination contemplated thereby be submitted to a vote of holders of Designated Stock, whether at an annual meeting, special meeting or by written consent, in either case in accordance with the requirements of Article XVII and the DGCL. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a meeting or the action by written consent.

(b)           Except as provided in Section 8.03(d) and subject to Articles XXI and XXII and any certificate of designation relating to any series of Preferred Stock, the Merger Agreement and the merger, consolidation or other business combination contemplated thereby shall be adopted and approved upon receiving the affirmative vote or consent of the holders of a majority of the voting power of the Outstanding Designated Stock.

(c)            Except as provided in Section 8.03(d), after such approval by vote or consent of holders of Designated Stock, and at any time prior to the filing of the certificate of merger or consolidation or similar certificate with the Secretary of State of the State of Delaware in conformity with the requirements of the DGCL, the merger, consolidation or other business combination may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

(d)           Notwithstanding anything else contained in this Article VIII or otherwise in this Certificate of Incorporation, the Corporation is permitted, with the prior vote or consent of the Class B Stockholder and without any vote of holders of Designated Stock, to merge the Corporation or any Group Member into, or convey all of the Corporation’s assets to, another limited liability entity, which shall be newly formed and shall have no assets, liabilities or operations at the time of such merger or conveyance other than those it receives from the Corporation or other Group Member or those arising from its incorporation or formation; provided that (A) the Corporation has received an Opinion of Counsel that the merger or conveyance, as the case may be, would not result in the loss of the limited liability of any stockholder, (B) the sole purpose of such merger or conveyance is to effect a mere change in the legal form of the Corporation into another limited liability entity and (C) the governing instruments of the new entity provide the stockholders with substantially the same rights and obligations as are herein contained.

Section 8.04           Preferred Stock.  Notwithstanding anything to the contrary, the provisions of Section 8.03 are not applicable to Preferred Stock or the holders of Preferred Stock. Holders of Preferred Stock shall have no voting, approval or consent rights under this Article VIII. Voting, approval and consent rights of holders of Preferred Stock shall be solely as provided for and set forth in Articles XXI and XXII and any certificate of designation relating to any series of Preferred Stock.

ARTICLE IX

RIGHT TO ACQUIRE STOCK OF THE CORPORATION

Section 9.01           Right to Acquire Stock of the Corporation.

(a)            Notwithstanding any other provision of this Certificate of Incorporation, if at any time either:

(i)
less than 10% of the total shares of any class then Outstanding (other than Class B Common Stock, Class C Common Stock and Preferred Stock) is held by Persons other than the Class B Stockholder and its Affiliates; or

(ii)	the Corporation is subjected to registration under the provisions of the U.S. Investment Company Act of 1940, as amended,

the Corporation shall then have the right, which right it may assign and transfer in whole or in part to the Class B Stockholder or any Affiliate of the Class B Stockholder, exercisable in its sole discretion, to purchase all, but not less than all, of such shares of such class then Outstanding held by Persons other than the Class B Stockholder and its Affiliates, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 9.01(b) is mailed and (y) the highest price paid by the Corporation (or any of its Affiliates acting in concert with the Corporation) for any such share of such class purchased during the 90-day period preceding the date that the notice described in Section 9.01(b) is mailed. As used in this Certificate of Incorporation, (i) “Current Market Price” as of any date of any class of stock of the Corporation means the average of the daily Closing Prices per share of such class for the 20 consecutive Trading Days immediately prior to such date; (ii) “Closing Price” for any day means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted for trading on the principal National Securities Exchange on which such class of stock of the Corporation is listed or admitted to trading or, if such class of stock of the Corporation is not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the primary reporting system then in use in relation to such class of stock of the Corporation, or, if on any such day such class of stock of the Corporation is not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such class of stock of the Corporation selected by the Corporation in its sole discretion, or if on any such day no market maker is making a market in such class of stock of the Corporation, the fair value of such class of stock of the Corporation on such day as determined by the Corporation in its sole discretion; and (iii) “Trading Day” means a day on which the principal National Securities Exchange on which such stock of the Corporation of any class is listed or admitted to trading is open for the transaction of business or, if a class of stock of the Corporation is not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

(b)           If the Corporation, the Class B Stockholder or any Affiliate of the Class B Stockholder elects to exercise the right to purchase stock of the Corporation granted pursuant to Section 9.01(a), the Corporation shall deliver to the Transfer Agent notice of such election to purchase (the “Notice of Election to Purchase”) and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of such class (as of a Record Date selected by the Corporation) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published for a period of at least three consecutive days in at least two daily newspapers of general circulation printed in the English language and circulated in the Borough of Manhattan, New York City. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 9.01(a)) at which stock of the Corporation will be purchased and state that the Corporation, the Class B Stockholder or its Affiliate, as the case may be, elects to purchase such stock of the Corporation (in the case of stock of the Corporation evidenced by Certificates, upon surrender of Certificates representing such stock) in exchange for payment at such office or offices of the Transfer Agent as the Transfer Agent may specify or as may be required by any National Securities Exchange on which such stock of the Corporation is listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder at his or her address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the Corporation, the Class B Stockholder or its Affiliate, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such stock of the Corporation to be purchased in accordance with this Section 9.01. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the stockholders subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of such stockholders of the Corporation shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 9.01(a)) for stock of the Corporation therefor, without interest (in the case of stock of the Corporation evidenced by Certificates, upon surrender to the Transfer Agent of the Certificates representing such stock) and such stock of the Corporation shall thereupon be deemed to be transferred to the Corporation, the Class B Stockholder or its Affiliate, as the case may be, on the record books of the Transfer Agent and the Corporation, the Class B Stockholder or its Affiliate, as the case may be, shall be deemed to be the owner of all such stock of the Corporation from and after the Purchase Date and shall have all rights as the owner of such stock of the Corporation.

ARTICLE X

REQUIRED APPROVALS

Section 10.01         Increase of Designated Percentage.  The Corporation shall not increase or permit any increase to the Designated Percentage (as such term is defined in the Group Partnership Agreements) to above 40% without the consent of a majority of the Independent Directors; provided, that any consent of the independent directors of the Former Managing Partner given prior to the Effective Time shall continue to be effective as the consent of a majority of the Independent Directors for purposes of this Section 10.01.

Section 10.02         Transfer of Group Partnership Class B Units.  The Corporation shall not, and shall not permit any of the entities controlled by the Corporation to, consent to any Transfer (as such term is defined in the Group Partnership Agreements) of Class B Units (as such term is defined in the Group Partnership Agreements) without the Transferee (as such term is defined in the Group Partnership Agreements) having entered into a contribution and indemnification agreement that is substantially consistent with the Contribution and Indemnification Agreement among each of the Group Partnerships, KKR Associates Holdings and KKR Intermediate Partnership or a contribution and indemnification agreement that is reasonably satisfactory to the Conflicts Committee of the Board of Directors.

Section 10.03         Approval of Certain Other Matters.

(a)            The Corporation shall not authorize, approve or ratify any of the following actions or any plan with respect thereto without the prior approval of the Class B Stockholder, which approval may be in the form of an action by written consent of the Class B Stockholder:

(i)
entry into a debt financing arrangement by the Corporation or any of its Subsidiaries, in one transaction or a series of related transactions, in an amount in excess of 10% of the then existing long-term indebtedness of the Corporation (other than the entry into of a debt financing arrangement between or among any of the Corporation and its wholly owned Subsidiaries);

(ii)
the issuance by the Corporation or any of its Subsidiaries, in one transaction or a series of related transactions, of any Securities that would (i) represent, after such issuance, or upon conversion, exchange or exercise, as the case may be, at least 5% on a fully diluted, as converted, exchanged or exercised basis, of any class of equity Securities of the Corporation or any of its Subsidiaries or (ii) have designations, preferences, rights, priorities or powers that are more favorable than those of the Class A Common Stock of the Corporation; provided that no such approval shall be required for issuance of Securities that are issuable upon conversion, exchange or exercise of any Securities that were issued and Outstanding as of the effective date of this Certificate of Incorporation;

(iii)	the adoption of a shareholder rights plan by the Corporation;

(iv)	the amendment of this Certificate of Incorporation, Sections 3.02 through 3.15 and Articles IV and VIII of the Bylaws, or the Group Partnership Agreements;

(v)	the exchange or disposition of all or substantially all of the assets, taken as a whole, of the Corporation or any Group Partnership in a single transaction or a series of related transactions;

(vi)	the merger, sale or other combination of the Corporation or any Group Partnership with or into any other Person;

(vii)	the transfer, mortgage, pledge, hypothecation or grant of a security interest in all or substantially all of the assets of the Group Partnerships;

(viii)	the removal of a Chief Executive Officer or a Co‑Chief Executive Officer of the Corporation;

(ix)
the termination of the employment of any officer of the Corporation or a Subsidiary of the Corporation or the termination of the association of a partner with any Subsidiary of the Corporation, in each case, without cause;

(x)	the liquidation or dissolution of the Corporation or any Group Partnership; and

(xi)
the withdrawal, removal or substitution of any Person as the general partner of a Group Partnership, or the direct or indirect transfer of beneficial ownership of all or any part of a general partner interest in a Group Partnership to any Person other than a wholly owned Subsidiary of the Corporation.

(b)           Solely for purposes of this Section 10.03, the following definitions shall be applied to the terms used in this Section 10.03:

“Advised Entity” means any fund or vehicle that is advised, sponsored, raised or managed by the Corporation or its Affiliates or any portfolio investment of any such fund or vehicle.

“Controlled Entity” when used with reference to a Person means any Person controlled by such Person.

“Securities” means any debt or equity securities of an issuer and its Subsidiaries and other Controlled Entities, including common and preferred stock, interests in limited partnerships and interests in limited liability companies (including warrants, rights, put and call options and other options relating thereto or any combination thereof), notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, choses in action, other property or interests commonly regarded as securities, interests in real property, whether improved or unimproved, interests in oil and gas properties and mineral properties, short-term investments commonly regarded as money-market investments, bank deposits and interests in personal property of all kinds, whether tangible or intangible, and any securities convertible into, or exercisable or exchangeable for, any of the foregoing.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Corporation (which shall be deemed to include the Group Partnerships and their Subsidiaries), but shall exclude any Advised Entity, irrespective of whether such Advised Entity is consolidated in the financial statements of the Corporation or such Affiliate.

ARTICLE XI

AMENDMENT OF CERTIFICATE OF INCORPORATION

Section 11.01         Amendments to be Approved by the Class B Stockholder.  Notwithstanding anything to the contrary set forth herein, and except as otherwise expressly provided by applicable law, the Class B Stockholder shall have the sole right to vote on any amendment to this Certificate of Incorporation proposed by the Board of Directors that:

(a)            amends Article X or Section 13.01;

(b)            is a change in the name of the Corporation, the registered agent of the Corporation or the registered office of the Corporation;

(c)            the Board of Directors has determined to be necessary or appropriate to address changes in U.S. federal, state and local income tax regulations, legislation or interpretation;

(d)           the Board of Directors has determined (i) does not adversely affect the stockholders considered as a whole (or adversely affect any particular class or series of stock of the Corporation as compared to another class or series of stock of the Corporation, treating the Class A Common Stock as a separate class for this purpose except under clause (g) below) in any material respect, (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any U.S. federal, state, local or non-U.S. agency or judicial authority or contained in any U.S. federal, state, local or non-U.S. statute (including the DGCL) or (B) facilitate the trading of the stock of the Corporation (including the division of any class or classes of Outstanding stock of the Corporation into different classes to facilitate uniformity of tax consequences within such classes of stock of the Corporation) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the stock of the Corporation is or will be listed, (iii) to be necessary or appropriate in connection with action taken pursuant to Section 4.03, or (iv) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Certificate of Incorporation or is otherwise contemplated by this Certificate of Incorporation;

(e)           is a change in the Fiscal Year or taxable year of the Corporation and any other changes that the Board of Directors has determined to be necessary or appropriate as a result of a change in the Fiscal Year or taxable year of the Corporation including, if the Board of Directors has so determined, subject to Articles XXI and XXII and any certificate of designation relating to any series of Preferred Stock, the periods of time with respect to which dividends are to be made by the Corporation;

(f)            is necessary, in the Opinion of Counsel, to prevent the Corporation or the Indemnitees from having a material risk of being in any manner subjected to registration under the provisions of the U.S. Investment Company Act of 1940, as amended, the U.S. Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the U.S. Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g)           the Board of Directors has determined to be necessary or appropriate in connection with the creation, authorization or issuance of any class or series of stock of the Corporation or options, rights, warrants or appreciation rights relating to stock of the Corporation;

(h)           is expressly permitted in this Certificate of Incorporation to be voted on solely by the Class B Stockholder;

(i)            is effected, necessitated or contemplated by a Merger Agreement permitted by Article VIII;

(j)            the Board of Directors has determined to be necessary or appropriate to reflect and account for the formation by the Corporation of, or investment by the Corporation in, any corporation, partnership, joint venture, limited liability company or other Person, in connection with the conduct by the Corporation of activities permitted by the terms of Article III;

(k)            is effected, necessitated or contemplated by an amendment to any Group Partnership Agreement that requires unitholders of any Group Partnership to provide a statement, certification or other proof of evidence to the Group Partnerships regarding whether such unitholder is subject to U.S. federal income taxation on the income generated by the Group Partnerships;

(l)             reflects a merger or conveyance pursuant to Section 8.03(d);

(m)          the Board of Directors has determined to be necessary or appropriate to cure any ambiguity, omission, mistake, defect or inconsistency; or

(n)           is substantially similar to the foregoing.

The Class B Stockholder shall have no duty or obligation to consent to any amendment to this Certificate of Incorporation and may decline to do so in its sole and absolute discretion.

Section 11.02         Amendment Requirements.

(a)            Except as provided in Articles IV, XXI and XXII, Section 11.01 and subsections (b) through (f) of this Section 11.02, any proposed amendment to this Certificate of Incorporation shall require the approval of the holders of a majority of the voting power of the Outstanding Designated Stock, unless a greater or different percentage is required under the DGCL. Each proposed amendment that requires the approval of the holders of a specified percentage of the voting power of Outstanding Designated Stock shall be set forth in a writing that contains the text or summary of the proposed amendment. If such an amendment is proposed, the Board of Directors shall seek the written approval of the requisite percentage of the voting power of Outstanding Designated Stock or call a meeting of the holders of Designated Stock to consider and vote on such proposed amendment, in each case, in accordance with the provisions of this Certificate of Incorporation and the DGCL. The Corporation shall notify all Record Holders upon final adoption of any such proposed amendments.

(b)           Notwithstanding the provisions of Sections 11.01 and 11.02(a) and Article XII, no amendment to this Certificate of Incorporation or the Bylaws may (i) enlarge the obligations of any stockholder without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 11.02(c), or (ii) enlarge the obligations of, restrict in any way any action by or rights (including, but not limited to, voting power) of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to the Class B Stockholder or any of its Affiliates without the Class B Stockholder’s consent, which consent may be given or withheld in its sole discretion.

(c)            Except as provided in Sections 8.03 and 11.01 and Articles XXI and XXII, any amendment that would have a material adverse effect on the rights or preferences of any class of stock of the Corporation in relation to other classes of stock of the Corporation must be approved by the holders of not less than a majority of the Outstanding stock of the class affected.

(d)           Notwithstanding any other provision of this Certificate of Incorporation, except for amendments adopted pursuant to Section 11.01 and except as otherwise provided by Article VIII, in addition to any other approval required by this Certificate of Incorporation no amendment shall become effective without the affirmative vote or consent of stockholders holding at least 90% of the voting power of the Outstanding Designated Stock unless the Corporation obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any stockholder under the DGCL.

(e)            Except as provided in Section 11.01, subsections (b) through (f) of this Section 11.02 shall only be amended with the affirmative vote or consent of the stockholders holding at least 90% of the voting power of the Outstanding Designated Stock.

(f)            Notwithstanding the provisions of Sections 11.01 and 11.02(a), no provision of this Certificate of Incorporation that requires the vote of stockholders holding a percentage of the voting power of Outstanding Designated Stock (including Designated Stock owned by the Class B Stockholder and its Affiliates) to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of stockholders whose aggregate Outstanding Designated Stock constitutes not less than the voting or consent requirement sought to be reduced.

Section 11.03         Preferred Stock.  Notwithstanding anything to the contrary, subsections Section 11.02(b) through (f) are not applicable to any series of Preferred Stock or the holders of Preferred Stock. Holders of Preferred Stock shall have no voting, approval or consent rights under this Article XI. Voting, approval and consent rights of holders of Preferred Stock shall be solely as provided for and set forth in Articles XXI and XXII and any certificate of designation relating to any series of Preferred Stock.

ARTICLE XII

BYLAWS

In furtherance and not in limitation of the powers conferred by the DGCL, except as expressly provided in this Certificate of Incorporation or the Bylaws, the Board of Directors is expressly authorized to adopt, amend and repeal, in whole or in part, the Bylaws without the assent or vote of the stockholders in any manner not inconsistent with the DGCL or this Certificate of Incorporation. Any adoption, amendment or repeal of the Bylaws that expressly modifies or prejudices the rights of the Independent Directors shall require the affirmative vote or consent of the majority of the Independent Directors.

ARTICLE XIII

OFFICERS

Section 13.01         Appointment, Selection and Designation of Chief Executive Officer or Co-Chief Executive Officers.  The officers of the Corporation shall include a “Chief Executive Officer” or “Co-Chief Executive Officers,” each of whom shall be appointed by the Class B Stockholder, and who shall hold office for such terms as shall be determined by the Class B Stockholder or until his or her earlier death, resignation, retirement, disqualification or removal. Any other officer of the Corporation shall be selected and designated pursuant to the Bylaws.

Section 13.02         Vacancies.  Any vacancies occurring in any office of the Chief Executive Officer or Co-Chief Executive Officer shall be filled by the Class B Stockholder in the same manner as such officers are appointed pursuant to Section 13.01. Any vacancies occurring in any other offices shall be filled pursuant to the Bylaws.

Section 13.03         Removal.  An officer of the Corporation may be removed from office with or without cause at any time by the Board of Directors (and, in case of the Chief Executive Officer or Co-Chief Executive Officers, only with the consent of the Class B Stockholder in accordance with Section 10.03(a)(viii)).

ARTICLE XIV

OUTSIDE ACTIVITIES

Section 14.01         Outside Activities.

(a)            The Class B Stockholder, for so long as it owns Class B Common Stock, (i) agrees that its sole business will be to act as the Class B Stockholder and as a general partner or managing member of any partnership or limited liability company of which the Corporation is, directly or indirectly, a partner, member, trustee or stockholder and to undertake activities that are ancillary or related thereto and (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as the Class B Stockholder and as a general partner, managing member, trustee or stockholder of one or more Group Members or as described in or contemplated by the Registration Statement or (B) the acquiring, owning or disposing of debt or equity securities in any Group Member.

(b)           Except insofar as the Class B Stockholder is specifically restricted by Section 14.01(a) and except with respect to any corporate opportunity expressly offered to any Indemnitee solely through their service to the Corporate Group, to the fullest extent permitted by law, each Indemnitee shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a violation of this Certificate of Incorporation or any duty otherwise existing at law, in equity or otherwise to any Group Member or any stockholder of the Corporation. Subject to the immediately preceding sentence, no Group Member or any stockholder of the Corporation shall have any rights by virtue of this Certificate of Incorporation, the DGCL or otherwise in any business ventures of any Indemnitee, and the Corporation hereby waives and renounces any interest or expectancy therein.

Section 14.02         Approval and Waiver.  Subject to the terms of Section 14.01, but otherwise notwithstanding anything to the contrary in this Certificate of Incorporation, (i) the engagement in competitive activities by any Indemnitee (other than the Class B Stockholder) in accordance with the provisions of this Article XIV is hereby deemed approved by the Corporation and all stockholders, (ii) it shall not be a breach of the Class B Stockholder’s or any other Indemnitee’s duties or any other obligation of any type whatsoever of the Class B Stockholder or any other Indemnitee if the Indemnitee (other than the Class B Stockholder) engages in any such business interests or activities in preference to or to the exclusion of any Group Member, (iii) the Class B Stockholder and the other Indemnitees shall have no obligation hereunder or as a result of any duty otherwise existing at law, in equity or otherwise to present business opportunities to any Group Member and (iv) the Corporation hereby waives and renounces any interest or expectancy in such activities such that the doctrine of “corporate opportunity” or other analogous doctrine shall not apply to any such Indemnitee.

Section 14.03         Acquisition of Stock.  The Class B Stockholder and any of its Affiliates may acquire stock of the Corporation or options, rights, warrants or appreciation rights relating to stock of the Corporation and, except as otherwise expressly provided in this Certificate of Incorporation, shall be entitled to exercise all rights of a stockholder of the Corporation relating to such stock or options, rights, warrants or appreciation rights relating to stock of the Corporation.

ARTICLE XV

BUSINESS COMBINATIONS

The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE XVI

INDEMNIFICATION, LIABILITY OF INDEMNITEES

Section 16.01         Indemnification.

(a)            To the fullest extent permitted by law (including, if and to the extent applicable, Section 145 of the DGCL), but subject to the limitations expressly provided for in this Certificate of Incorporation, all Indemnitees shall be indemnified and held harmless by the Corporation on an after tax basis from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee whether arising from acts or omissions to act occurring on, before or after the date of this Certificate of Incorporation; provided that an Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 16.01, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct.  Notwithstanding the preceding sentence, except as otherwise provided in Section 16.01(j), the Corporation shall be required to indemnify a Person described in such sentence in connection with any claim, demand, action, suit or proceeding (or part thereof) commenced by such Person only if (x) the commencement of such claim, demand, action, suit or proceeding (or part thereof) by such Person was authorized by the Board of Directors or (y) there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that such Person was entitled to indemnification by the Corporation pursuant to Section 16.01(j).  The indemnification of an Indemnitee of the type identified in clause (e) of the definition of Indemnitee shall be secondary to any and all indemnification to which such Person is entitled from, firstly, the relevant other Person, and from, secondly, the relevant Fund (if applicable), and will only be paid to the extent the primary indemnification is not paid and the proviso set forth in the first sentence of this Section 16.01(a) does not apply; provided that such other Person and such Fund shall not be entitled to contribution or indemnification from or subrogation against the Corporation, unless otherwise mandated by applicable law.  If, notwithstanding the foregoing sentence, the Corporation makes an indemnification payment or advances expenses to such an Indemnitee entitled to primary indemnification, the Corporation shall be subrogated to the rights of such Indemnitee against the Person or Persons responsible for the primary indemnification. “Fund” means any fund, investment vehicle or account whose investments are managed or advised by the Corporation (if any) or an Affiliate thereof.

(b)           To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 16.01(a) in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Corporation prior to a final and non-appealable determination that the Indemnitee is not entitled to be indemnified upon receipt by the Corporation of an undertaking by or on behalf of the Indemnitee to repay such amount if it ultimately shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 16.01.

(c)            The indemnification provided by this Section 16.01 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, insurance, pursuant to any vote of the holders of Outstanding Designated Stock entitled to vote on such matter, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(d)           The Corporation may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the Board of Directors shall determine in its sole discretion, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Corporation’s activities or such Person’s activities on behalf of the Corporation, regardless of whether the Corporation would have the power to indemnify such Person against such liability under the provisions of this Certificate of Incorporation.

(e)            For purposes of this Section 16.01, (i) the Corporation shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Corporation also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; (ii) excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 16.01(a); and (iii) any action taken or omitted by an Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Corporation.

(f)            Any indemnification pursuant to this Section 16.01 shall be made only out of the assets of the Corporation. The Class B Stockholder shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Corporation to enable it to effectuate such indemnification. In no event may an Indemnitee subject any other stockholders of the Corporation to personal liability by reason of the indemnification provisions set forth in this Certificate of Incorporation.

(g)           To the fullest extent permitted by law, an Indemnitee shall not be denied indemnification in whole or in part under this Section 16.01 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Certificate of Incorporation.

(h)           The provisions of this Section 16.01 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)             No amendment, modification or repeal of this Section 16.01 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Corporation, nor the obligations of the Corporation to indemnify any such Indemnitee under and in accordance with the provisions of this Section 16.01 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or-in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(j)             If a claim for indemnification (following the final disposition of the action, suit or proceeding for which indemnification is being sought) or advancement of expenses under this Section 16.01 is not paid in full within 30 days after a written claim therefor by any Indemnitee has been received by the Corporation, such Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim, including reasonable attorneys’ fees.  In any such action the Corporation shall have the burden of proving that such Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

(k)            This Section 16.01 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, Persons other than Indemnitees.

Section 16.02         Liability of Indemnitees.

(a)          Notwithstanding anything to the contrary set forth in this Certificate of Incorporation, to the extent and in the manner permitted by law, no Indemnitee shall be liable to the Corporation, the stockholders of the Corporation or any other Persons who have acquired interests in stock of the Corporation, for any losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising as a result of any act or omission of an Indemnitee, or for any breach of contract (including a violation of this Certificate of Incorporation) or any breach of duties (including breach of fiduciary duties) whether arising hereunder, at law, in equity or otherwise, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct.

(b)           Any amendment, modification or repeal of this Section 16.02 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 16.02 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, and provided such Person became an Indemnitee hereunder prior to such amendment, modification or repeal.

(c)            A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.  Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 16.03         Other Matters Concerning the Class B Stockholder.

(a)            To the fullest extent permitted by law, stockholders of the Corporation expressly acknowledge that the Class B Stockholder is under no obligation to consider the separate interests of the other stockholders of the Corporation (including the tax consequences to such stockholders) in deciding whether to cause the Corporation to take (or decline to take) any action, and that, to the fullest extent permitted by law, the Class B Stockholder shall not be liable to the other stockholders of the Corporation for monetary damages or equitable relief for losses sustained, liabilities incurred or benefits not derived by such stockholders in connection with such decisions.

(b)           To the fullest extent permitted by law, the Class B Stockholder may exercise any of the powers granted to it by this Certificate of Incorporation and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the Class B Stockholder shall not be responsible for any misconduct, negligence or wrongdoing on the part of any such agent appointed by the Class B Stockholder in good faith.

(c)            To the fullest extent permitted by law, in connection with any action taken with respect to the Corporate Group, the Class B Stockholder may (i) rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and (ii) consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and, to the fullest extent permitted by law, any act taken or omitted to be taken in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the Class B Stockholder reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

(d)           The Class B Stockholder may, upon written request to the Corporation, be reimbursed for all direct and indirect expenses the Class B Stockholder incurs in connection with any action taken with respect to the Corporate Group. Reimbursements pursuant to this Section 16.03 shall be in addition to any reimbursement to the Class B Stockholder as a result of indemnification pursuant to Section 16.01.

ARTICLE XVII

MEETINGS OF STOCKHOLDERS, ACTION WITHOUT A MEETING

Section 17.01         Special Meetings.  Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by or at the direction of (i) the Board of Directors, (ii) the Class B Stockholder or (iii) if at any time stockholders of the Corporation other than the Class B Stockholder are entitled under applicable law or this Certificate of Incorporation to vote on the specific matters proposed to be brought before a special meeting, stockholders of the Corporation representing 50% or more of the voting power of the Outstanding stock of the Corporation of the class or classes for which a meeting is proposed and relating to such matters for which such class or classes are entitled to vote at such meeting. For the avoidance of doubt, the Class A Common Stock and Class C Common Stock shall not constitute separate classes for this purpose. Stockholders of the Corporation shall call a special meeting by delivering to the Board of Directors one or more requests in writing stating that the signing stockholders wish to call a special meeting and indicating the purposes for which the special meeting is to be called. Within 60 days after receipt of such a call from stockholders or within such greater time as may be reasonably necessary for the Corporation to comply with any statutes, rules, regulations, listing, agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, notice of such meeting shall be given in accordance with the DGCL. A special meeting shall be held at a time and place determined by the Board of Directors in its sole discretion on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting.

Section 17.02         Adjournment.  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 30 days. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If after the adjournment a new Record Date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the Record Date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the Record Date so fixed for notice of such adjourned meeting.

Section 17.03         Quorum.  The stockholders of the Corporation holding a majority of the voting power of the Outstanding stock of the class or classes entitled to vote at a meeting (including stock of the Corporation deemed owned by the Class B Stockholder) represented in person or by proxy shall constitute a quorum at a meeting of stockholders of such class or classes unless any such action by the stockholders of the Corporation requires approval by stockholders holding a greater percentage of the voting power of such stock, in which case the quorum shall be such greater percentage.  For the avoidance of doubt, the Class A Common Stock and the Class C Common Stock shall not constitute separate classes for this purpose except as otherwise required by applicable law.  At any meeting of the stockholders of the Corporation duly called and held in accordance with this Certificate of Incorporation at which a quorum is present, the act of stockholders holding Outstanding stock of the Corporation that in the aggregate represents a majority of the voting power of the Outstanding stock entitled to vote at such meeting shall be deemed to constitute the act of all stockholders, unless a greater or different percentage is required with respect to such action under this Certificate of Incorporation or applicable law, in which case the act of the stockholders holding Outstanding stock that in the aggregate represents at least such greater or different percentage of the voting power shall be required.  The stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of the voting power of Outstanding stock of the Corporation specified in this Certificate of Incorporation (including Outstanding stock of the Corporation deemed owned by the Class B Stockholder).  In the absence of a quorum, any meeting of stockholders may be adjourned from time to time by the affirmative vote of stockholders holding at least a majority of the voting power of the Outstanding stock of the Corporation present and entitled to vote at such meeting (including Outstanding stock of the Corporation deemed owned by the Class B Stockholder) represented either in person or by proxy, but no other business may be transacted, except as provided in Section 17.02.

Section 17.04         Conduct of a Meeting.  To the fullest extent permitted by law, the Board of Directors shall have full power and authority concerning the manner of conducting any meeting of the stockholders of the Corporation or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 17.01, the conduct of voting, the validity and effect of any proxies, the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting and similar matters.  The Board of Directors shall designate a Person to serve as chairman of any meeting, who, to the fullest extent permitted by law, shall, among other things, be entitled to exercise the powers of the Board of Directors set forth in this Section 17.04, and the Board of Directors shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Corporation. The Board of Directors may make such other regulations consistent with applicable law and this Certificate of Incorporation as it may deem necessary or advisable concerning the conduct of any meeting of the stockholders or solicitation of stockholder action by written consent in lieu of a meeting, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of ballots, proxies and written consents. Unless the Bylaws provide otherwise, elections of directors need not be by written ballot.

Section 17.05         Action Without a Meeting.  If consented to by the Board of Directors in writing (which consent shall not be required with respect to any action to be taken solely by the Class B Stockholder), any action that may be taken at a meeting of the stockholders entitled to vote may be taken without a meeting, without a vote and without prior notice, if a consent or consents in writing setting forth the action so taken are signed by stockholders owning not less than the minimum percentage of the voting power of the Outstanding stock of the Corporation (including stock of the Corporation deemed owned by the Class B Stockholder) that would be necessary to authorize or take such action at a meeting at which all the stockholders entitled to vote were present and voted and such consent or consents are delivered in the manner contemplated by Section 228 of the DGCL (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the stock of the Corporation or a class thereof are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the stockholders of the Corporation entitled thereto pursuant to the DGCL.

ARTICLE XVIII

BOOKS, RECORDS, ACCOUNTING

Section 18.01         Records and Accounting.  The Corporation shall keep or cause to be kept at the principal office of the Corporation or any other place designated by the Board of Directors appropriate books and records with respect to the Corporation’s business. Any books and records maintained by or on behalf of the Corporation in the regular course of its business, including the record of the Record Holders of stock of the Corporation or options, rights, warrants or appreciation rights relating to stock of the Corporation, books of account and records of Corporation proceedings, may be kept on, or be in the form of, computer disks, hard drives, magnetic tape, photographs, micrographics or any other information storage device; provided that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Corporation shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

Section 18.02         Fiscal Year.  The fiscal year of the Corporation (each, a “Fiscal Year”) shall be a year ending December 31.  The Board of Directors, subject to the approval of the Class B Stockholder in accordance with Section 11.01(e), may change the Fiscal Year of the Corporation at any time and from time to time in each case as may be required or permitted under the Code or applicable United States Treasury Regulations and shall notify the stockholders of such change in the next regular communication to stockholders.

ARTICLE XIX

NOTICE AND WAIVER OF NOTICE

Section 19.01         Notice.

(a)            Any notice, demand, request, report, document or proxy materials required or permitted to be given or made to a stockholder pursuant to this Certificate of Incorporation shall be in writing and shall be deemed given or made when delivered in person, when sent by first class United States mail or by other means of written communication to the stockholder at the address in Section 19.01(b), or when made in any other manner, including by press release, if permitted by applicable law.

(b)           Except as otherwise provided by law, any payment, distribution or other matter to be given or made to a stockholder hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, when delivered in person or upon sending of such payment, distribution or other matter to the Record Holder of such shares of stock of the Corporation at his or her address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Corporation, regardless of any claim of any Person who may have an interest in such shares by reason of any assignment or otherwise.

(c)            Notwithstanding the foregoing, if (i) a stockholder shall consent to receiving notices, demands, requests, reports, documents or proxy materials via electronic mail or by the Internet or (ii) the rules of the Commission shall permit any report or proxy materials to be delivered electronically or made available via the Internet, any such notice, demand, request, report or proxy materials shall be deemed given or made in accordance with Section 232 of the DGCL, as applicable, or otherwise when delivered or made available via such mode of delivery.

(d)           An affidavit or certificate of making of any notice, demand, request, report, document, proxy material, payment, distribution or other matter in accordance with the provisions of this Section 19.01 executed by the Corporation, the Transfer Agent, their agents or the mailing organization shall be prima facie evidence of the giving or making of such notice, demand, request, report, document, proxy material, payment, distribution or other matter.  Any notice to the Corporation shall be deemed given if received in writing by the Corporation at its principal office. To the fullest extent permitted by law, the Corporation may rely and shall be protected in relying on any notice or other document from a stockholder if believed by it to be genuine.

Section 19.02         Waiver of Notice.  A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such Person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such Person.  Neither the business nor the purpose of any meeting need be specified in such a waiver.  Attendance at any meeting (in Person or by remote communication) shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE XX

EXCLUSIVE JURISDICTION

Each stockholder of the Corporation and each Person holding any beneficial interest in the Corporation (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, (i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to this Certificate of Incorporation (including any claims, suits or actions to interpret, apply or enforce (A) the provisions of this Certificate of Incorporation or the Bylaws, (B) the duties, obligations or liabilities of the Corporation to the stockholders of the Corporation, or of stockholders of the Corporation to the Corporation, or among stockholders of the Corporation, (C) the rights or powers of, or restrictions on, the Corporation or any stockholder of the Corporation, (D) any provision of the DGCL, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the DGCL relating to the Corporation (regardless of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction; (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding; (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper; (iv) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; (v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, that nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law; and (vi) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding.

ARTICLE XXI

TERMS OF SERIES A PREFERRED STOCK

Section 21.01         Designation.  The Series A Preferred Stock is hereby designated and created as a series of Preferred Stock. Each share of Series A Preferred Stock shall be identical in all respects to every other share of Series A Preferred Stock. The Series A Preferred Stock is not “Designated Stock” for purposes of this Certificate of Incorporation. The Series A Preferred Stock ranks equally with the Series B Preferred Stock with respect to payment of dividends and distributions of assets upon a Dissolution Event.

Section 21.02         Definitions. The following terms apply only to this Article XXI of this Certificate of Incorporation.

“Below Investment Grade Rating Event” means (x) the rating on any series of the KKR Senior Notes (or, if no KKR Senior Notes are outstanding, the Corporation’s long-term issuer rating) is lowered in respect of a Change of Control and (y) any series of the KKR Senior Notes (or, if no KKR Senior Notes are outstanding, the Corporation’s long-term issuer rating) is rated below Investment Grade by both Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended until the ratings are announced if during such 60-day period the rating of any series of the KKR Senior Notes (or, if no KKR Senior Notes are outstanding, the Corporation’s long-term issuer rating) is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided, that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Event hereunder) if a Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Corporation in writing at the Corporation’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of the following:

(i)
the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the combined assets of the KKR Issuer Group taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than to a Continuing KKR Person; or

(ii)
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision), other than a Continuing KKR Person, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act or any successor provision) of a majority of the controlling interests in (i) the Corporation or (ii) one or more of the Corporation, the Group Partnerships and any other entity that, as of the relevant time, is a guarantor to any series of KKR Senior Notes that together hold all or substantially all of the assets of the KKR Issuer Group taken as a whole.

“Change of Control Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing KKR Person” means, immediately prior to and immediately following any relevant date of determination, (i) an individual who (a) is an executive of the KKR Group, (b) devotes substantially all of his or her business and professional time to the activities of the KKR Group and (c) did not become an executive of the KKR Group or begin devoting substantially all of his or her business and professional time to the activities of the KKR Group in contemplation of a Change of Control, or (ii) any Person in which any one or more of such individuals directly or indirectly, singly or as a group, holds a majority of the controlling interests.

“Dividend Payment Date” means March 15, June 15, September 15 and December 15 of each year, commencing June 15, 2016.

“Dividend Period” means the period from and including a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial Dividend Period commences on and includes March 17, 2016.

“Fitch” means Fitch Ratings Inc. or any successor thereto.

“Investment Grade” means, with respect to Fitch, a rating of BBB- or better (or its equivalent under any successor rating categories of Fitch) and, with respect to S&P, a rating of BBB- or better (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate a series of the KKR Senior Notes (or, if no KKR Senior Notes are outstanding, ceases to assign a long-term issuer rating to the Corporation) for reasons outside of the Corporation’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Board of Directors as a replacement Rating Agency).

“Junior Stock” means Common Stock and any other equity securities that the Corporation may issue in the future ranking, as to the payment of dividends and distributions of assets upon a Dissolution Event, junior to the Series A Preferred Stock.

“KKR Group” means the Group Partnerships, the direct and indirect parents (including, without limitation, general partners) of the Group Partnerships (the “Parent Entities”), any direct or indirect subsidiaries of the Parent Entities or the Group Partnerships, the general partner or similar controlling entities of any investment or vehicle that is managed, advised or sponsored by the KKR Group (a “KKR Fund”), and any other entity through which any of the foregoing directly or indirectly conduct its business, but shall exclude any company in which a KKR Fund has an investment. For purposes of this definition “subsidiary” means, with respect to any Person, any subsidiary of such Person that is or would be consolidated with such Person in the preparation of segment information with respect to the combined financial statements of such Person prepared in accordance with U.S. GAAP and shall not include (x) any private equity or other investment fund or vehicle or (y) any portfolio company of any such fund or vehicle.

“KKR Issuer Group” means the Corporation, the Group Partnerships and any other entity that, as of the relevant time, is a guarantor to any series of KKR Senior Notes, and their direct and indirect subsidiaries (to the extent of their economic ownership interest in such subsidiaries) taken as a whole. For purposes of this definition “subsidiary” means, with respect to any Person, any subsidiary of such Person that is or would be consolidated with such Person in the preparation of segment information with respect to the combined financial statements of such Person prepared in accordance with U.S. GAAP and shall not include (x) any private equity or other investment fund or vehicle or (y) any portfolio company of any such fund or vehicle.

“KKR Senior Notes” means (i) the 6.375% Senior Notes due 2020 issued by KKR Group Finance Co. LLC, (ii) the 5.500% Senior Notes due 2043 issued by KKR Group Finance Co. II LLC and (iii) the 5.125% Senior Notes due 2044 issued by KKR Group Finance Co. III LLC, or similar series of senior unsecured debt securities, and in each case, guaranteed by the Corporation and the Group Partnerships.

“Nonpayment” has the meaning set forth in Section 21.07(a).

“Parity Stock” means any stock of the Corporation, including Preferred Stock, that the Corporation may authorize or issue, the terms of which provide that such securities shall rank equally with the Series A Preferred Stock with respect to payment of dividends and distribution of assets upon a Dissolution Event.

“Person” means, with respect to this Article XXI only, an individual, a corporation, a partnership, a limited liability company, an association, a trust, or any other entity including government or political subdivision or an agency or instrumentality thereof.

“Rating Agency” means:

(i)	each of Fitch and S&P; and

(ii)
if either of Fitch or S&P ceases to rate any series of KKR Senior Notes (or, if no KKR Senior Notes are outstanding, ceases to assign a long-term issuer rating to the Corporation) or fails to make a rating of any series of KKR Senior Notes (or, if no KKR Senior Notes are outstanding, the long-term issuer rating of the Corporation) publicly available for reasons outside of the Corporation’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Board of Directors as a replacement agency for Fitch or S&P, or both, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill Financial, Inc., or any successor thereto.

“Series A Dividend Rate” means 6.75%.

“Series A Holder” means a holder of Series A Preferred Stock.

“Series A Liquidation Preference” means $25.00 per share of Series A Preferred Stock.

“Series A Liquidation Value” means the sum of the Series A Liquidation Preference and declared and unpaid dividends, if any, to, but excluding, the date of the Dissolution Event on the Series A Preferred Stock.

“Series A Preferred Stock” means the 6.75% Series A Preferred Stock having the designations, rights, powers and preferences set forth in this Article XXI.

“Series A Record Date” means, with respect to any Dividend Payment Date, the March 1, June 1, September 1 or December 1, as the case may be, immediately preceding the relevant March 15, June 15, September 15 or December 15 Dividend Payment Date, respectively. These Series A Record Dates shall apply regardless of whether a particular Series A Record Date is a Business Day. The Series A Record Dates shall constitute Record Dates with respect to the Series A Preferred Stock for the purpose of dividends on the Series A Preferred Stock.

“Voting Preferred Stock” has the meaning set forth in Section 21.07(a).

Section 21.03         Dividends.

(a)            The Series A Holders shall be entitled to receive with respect to each share of Series A Preferred Stock owned by such holder, when, as and if declared by the Board of Directors, or a duly authorized committee thereof, in its sole discretion out of funds legally available therefor, non-cumulative quarterly cash dividends, on the applicable Dividend Payment Date that corresponds to the Record Date for which the Board of Directors has declared a dividend, if any, at a rate per annum equal to the Series A Dividend Rate (subject to Section 21.06(c)) of the Series A Liquidation Preference. Such dividends shall be non-cumulative. If a Dividend Payment Date is not a Business Day, the related dividend (if declared) shall be paid on the next succeeding Business Day with the same force and effect as though paid on such Dividend Payment Date, without any increase to account for the period from such Dividend Payment Date through the date of actual payment. Dividends payable on the Series A Preferred Stock for any period less than a full Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in such period. Declared dividends will be payable on the relevant Dividend Payment Date to Series A Holders as they appear on the Corporation’s register at the close of business, New York City time, on a Series A Record Date, provided that if the Series A Record Date is not a Business Day, the declared dividends will be payable on the relevant Dividend Payment Date to Series A Holders as they appear on the Corporation’s register at the close of business, New York City time on the Business Day immediately preceding such Series A Record Date.

(b)           So long as any shares of Series A Preferred Stock are Outstanding, (i) no dividend, whether in cash or property, may be declared or paid or set apart for payment on the Junior Stock for the then-current quarterly Dividend Period (other than dividends paid in Junior Stock or options, warrants or rights to subscribe for or purchase Junior Stock) and (ii) the Corporation and its Subsidiaries shall not directly or indirectly repurchase, redeem or otherwise acquire for consideration any Junior Stock, unless, in each case, dividends have been declared and paid or declared and set apart for payment on the Series A Preferred Stock for the then-current quarterly Dividend Period.

(c)            The Board of Directors, or a duly authorized committee thereof, may, in its sole discretion, choose to pay dividends on the Series A Preferred Stock without the payment of any dividends on any Junior Stock.

(d)           When dividends are not declared and paid (or duly provided for) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related Dividend Period) in full upon the Series A Preferred Stock or any Parity Stock, all dividends declared upon the Series A Preferred Stock and all such Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all declared and unpaid dividends per share on the Series A Preferred Stock and all accumulated unpaid dividends on all Parity Stock payable on such Dividend Payment Date (or in the case of non-cumulative Parity Stock, unpaid dividends for the then-current Dividend Period (whether or not declared) and in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related Dividend Period) bear to each other.

(e)            No dividends may be declared or paid or set apart for payment on any Series A Preferred Stock if at the same time any arrears exist or default exists in the payment of dividends on any Outstanding stock of the Corporation ranking, as to the payment of dividends and distribution of assets upon a Dissolution Event, senior to the Series A Preferred Stock, subject to any applicable terms of such Outstanding stock of the Corporation.

(f)            Series A Holders shall not be entitled to any dividends, whether payable in cash or property, other than as provided in this Certificate of Incorporation and shall not be entitled to interest, or any sum in lieu of interest, in respect of any dividend payment, including any such payment which is delayed or foregone.

Section 21.04         Rank.  The Series A Preferred Stock shall rank, with respect to payment of dividends and distribution of assets upon a Dissolution Event:

(a)            junior to all of the Corporation’s existing and future indebtedness and any equity securities, including Preferred Stock, that the Corporation may authorize or issue, the terms of which provide that such securities shall rank senior to the Series A Preferred Stock with respect to payment of dividends and distribution of assets upon a Dissolution Event;

(b)           equally to any Parity Stock; and

(c)            senior to any Junior Stock.

Section 21.05         Optional Redemption.

(a)            Except as set forth in Section 21.06, the Series A Preferred Stock shall not be redeemable prior to June 15, 2021. At any time or from time to time on or after June 15, 2021, subject to any limitations that may be imposed by law, the Corporation may, in the sole discretion of the Board of Directors, redeem the Series A Preferred Stock, in whole or in part, at a redemption price equal to the Series A Liquidation Preference per share of Series A Preferred Stock plus an amount equal to declared and unpaid dividends, if any, from the Dividend Payment Date immediately preceding the redemption date to, but excluding, the redemption date. If less than all of the Outstanding Series A Preferred Stock are to be redeemed, the Board of Directors shall select the Series A Preferred Stock to be redeemed from the Outstanding Series A Preferred Stock not previously called for redemption by lot or pro rata (as nearly as possible).

(b)           In the event the Corporation shall redeem any or all of the Series A Preferred Stock as aforesaid in Section 21.05(a), the Corporation shall give notice of any such redemption to the Series A Holders (which such notice may be delivered prior to June 15, 2021) not more than 60 nor less than 30 days prior to the date fixed for such redemption. Failure to give notice to any Series A Holder shall not affect the validity of the proceedings for the redemption of any Series A Preferred Stock being redeemed.

(c)            Notice having been given as herein provided and so long as funds sufficient to pay the redemption price for all of the Series A Preferred Stock called for redemption have been set aside for payment, from and after the redemption date, such Series A Preferred Stock called for redemption shall no longer be deemed Outstanding, and all rights of the Series A Holders thereof shall cease other than the right to receive the redemption price, without interest.

(d)           The Series A Holders shall have no right to require redemption of any Series A Preferred Stock.

(e)            Without limiting Section 21.05(c), if the Corporation shall deposit, on or prior to any date fixed for redemption of Series A Preferred Stock (pursuant to notice delivered in accordance with Section 21.05(b)), with any bank or trust company as a trust fund, a fund sufficient to redeem the Series A Preferred Stock called for redemption, with irrevocable instructions and authority to such bank or trust company to pay on and after the date fixed for redemption or such earlier date as the Board of Directors may determine, to the respective Series A Holders, the redemption price thereof, then from and after the date of such deposit (although prior to the date fixed for redemption) such Series A Preferred Stock so called shall be deemed to be redeemed and such deposit shall be deemed to constitute full payment of said Series A Preferred Stock to the holders thereof and from and after the date of such deposit said Series A Preferred Stock shall no longer be deemed to be Outstanding, and the holders thereof shall cease to be holders with respect to such Series A Preferred Stock, and shall have no rights with respect thereto except only the right to receive from said bank or trust company, on the redemption date or such earlier date as the Board of Directors may determine, payment of the redemption price of such Series A Preferred Stock without interest.

Section 21.06         Change of Control Redemption.

(a)            If a Change of Control Event occurs prior to June 15, 2021, within 60 days of the occurrence of such Change of Control Event, the Corporation may, in the sole discretion of the Board of Directors, redeem the Series A Preferred Stock, in whole but not in part, out of funds legally available therefor, at a redemption price equal to $25.25 per share of Series A Preferred Stock plus an amount equal to any declared and unpaid dividends to, but excluding, the redemption date.

(b)            In the event the Corporation elects to redeem all of the Series A Preferred Stock as aforesaid in Section 21.06(a), the Corporation shall give notice of any such redemption to the Series A Holders at least 30 days prior to the date fixed for such redemption.

(c)            If (i) a Change of Control Event occurs (whether before, on or after June 15, 2021) and (ii) the Corporation does not give notice to the Series A Holders prior to the 31st day following the Change of Control Event to redeem all the Outstanding Series A Preferred Stock, the Series A Dividend Rate shall increase by 5.00%, beginning on the 31st day following the consummation of such Change of Control Event.

(d)           In connection with any Change of Control and any particular reduction in the rating on a series of the KKR Senior Notes (or, if no KKR Senior Notes are outstanding, a reduction in the Corporation’s long-term issuer rating), the Board of Directors shall request from the Rating Agencies each such Rating Agency’s written confirmation whether such reduction in the rating on each such series of KKR Senior Notes (or, if no KKR Senior Notes are outstanding, the Corporation’s long-term issuer rating) was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of any Below Investment Grade Rating Event).

(e)            The Series A Holders shall have no right to require redemption of any Series A Preferred Stock pursuant to this Section 21.06.

Section 21.07         Voting.

(a)            Notwithstanding any provision in this Certificate of Incorporation to the contrary, and except as set forth in this Section 21.07, the Series A Preferred Stock shall not have any relative, participating, optional or other voting, consent or approval rights or powers, and the vote, consent or approval of the Series A Holders shall not be required for the taking of any action or inaction by the Corporation. If and whenever six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock or six quarterly dividends (whether or not consecutive) payable on any series or class of Parity Stock have not been declared and paid (a “Nonpayment”), the number of directors then constituting the Board of Directors automatically shall be increased by two and the Series A Holders, voting together as a single class with the holders of any other class or series of Parity Stock then Outstanding upon which like voting rights have been conferred and are exercisable (any such other class or series, “Voting Preferred Stock”), shall have the right to elect these two additional directors at a meeting of the Series A Holders and the holders of such Voting Preferred Stock called as hereafter provided. When quarterly dividends have been declared and paid on the Series A Preferred Stock for four consecutive Dividend Periods following the Nonpayment, then the right of the Series A Holders and the holders of such Voting Preferred Stock to elect such two additional directors shall cease and all directors elected by the Series A Holders and holders of the Voting Preferred Stock shall forthwith cease to be qualified and their terms shall forthwith terminate immediately and the number of directors constituting the whole Board of Directors automatically shall be reduced by two. However, the right of the Series A Holders and the holders of the Voting Preferred Stock to elect two additional directors on the Board of Directors shall again vest if and whenever six additional quarterly dividends have not been declared and paid, as described above.

(b)            If a Nonpayment or a subsequent Nonpayment shall have occurred, the Secretary of the Corporation may, and upon the written request of any holder of Series A Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the Series A Holders and holders of the Voting Preferred Stock for the election of the two directors to be elected by them. The directors elected at any such special meeting shall hold office until the next annual meeting or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. The Board of Directors shall, in its sole discretion, determine a date for a special meeting applying procedures consistent with Article XVII in connection with the expiration of the term of the two directors elected pursuant to this Section 21.07. The Series A Holders and holders of the Voting Preferred Stock, voting together as a class, may remove any director elected by the Series A Holders and holders of the Voting Preferred Stock pursuant to this Section 21.07. If any vacancy shall occur among the directors elected by the Series A Holders and holders of the Voting Preferred Stock, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the Series A Holders and holders of the Voting Preferred Stock or the successor of such remaining director, to serve until the next special meeting (convened as set forth in the immediately preceding sentence) held in place thereof if such office shall not have previously terminated as above provided. Except to the extent expressly provided otherwise in this Section 21.07, any such annual or special meeting shall be called and held applying procedures consistent with Article XVII as if references to stockholders of the Corporation were references to Series A Holders and holders of Voting Preferred Stock.

(c)           Notwithstanding anything to the contrary in Article VIII, XI or XVII but subject to Section 21.07(d), so long as any shares of Series A Preferred Stock are Outstanding, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the Series A Holders and holders of the Voting Preferred Stock, at the time Outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary:

(i)
to amend, alter or repeal any of the provisions of this Article XXI relating to the Series A Preferred Stock or any series of Voting Preferred Stock, whether by merger, consolidation or otherwise, to affect materially and adversely the rights, powers and preferences of the Series A Holders or holders of the Voting Preferred Stock; and

(ii)
to authorize, create or increase the authorized amount of, any class or series of Preferred Stock having rights senior to the Series A Preferred Stock with respect to the payment of dividends or amounts upon any Dissolution Event;

provided, however, that,

(X)
in the case of subparagraph (i) above, no such vote of the Series A Preferred Stock or the Voting Preferred Stock, as the case may be, shall be required if in connection with any such amendment, alteration or repeal, by merger, consolidation or otherwise, each Series A Preferred Stock and Voting Preferred Stock remains Outstanding without the terms thereof being materially and adversely changed in any respect to the holders thereof or is converted into or exchanged for preferred equity securities of the surviving entity having the rights, powers and preferences thereof substantially similar to those of such Series A Preferred Stock or the Voting Preferred Stock, as the case may be;

(Y)
in the case of subparagraph (i) above, if such amendment affects materially and adversely the rights, powers and preferences of one or more but not all of the classes or series of Voting Preferred Stock and the Series A Preferred Stock at the time Outstanding, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of all such classes or series of Voting Preferred Stock and the Series A Preferred Stock so affected, voting as a single class regardless of class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be required in lieu of (or, if such consent is required by law, in addition to) the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the Voting Preferred Stock and the Series A Preferred Stock otherwise entitled to vote as a single class in accordance herewith; and

(Z)
in the case of subparagraph (i) or (ii) above, no such vote of the Series A Holders or holders of the Voting Preferred Stock, as the case may be, shall be required if, at or prior to the time when such action is to take effect, provision is made for the redemption of all Series A Preferred Stock or Voting Preferred Stock, as the case may be, at the time Outstanding.

(d)           For the purposes of this Section 21.07, neither:

(i)	the amendment of provisions of this Certificate of Incorporation so as to authorize or create or issue, or to increase the authorized amount of, any Junior Stock or any Parity Stock; nor

(ii)
any merger, consolidation or otherwise, in which (1) the Corporation is the surviving entity and the Series A Preferred Stock remains Outstanding with the terms thereof materially unchanged in any respect adverse to the holders thereof; or (2) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes or exchanges the Series A Preferred Stock for other preferred equity securities having rights, powers and preferences (including with respect to redemption thereof) substantially similar to that of the Series A Preferred Stock under this Certificate of Incorporation (except for changes that do not materially and adversely affect the Series A Preferred Stock considered as a whole) shall be deemed to materially and adversely affect the rights, powers and preferences of the Series A Preferred Stock or holders of Voting Preferred Stock.

(e)            For purposes of the foregoing provisions of this Section 21.07, each Series A Holder shall have one vote per share of Series A Preferred Stock, except that when any other series of Preferred Stock shall have the right to vote with the Series A Preferred Stock as a single class on any matter, then the Series A Holders and the holders of such other series of Preferred Stock shall have with respect to such matters one vote per $25.00 of stated liquidation preference.

(f)            The Corporation may, from time to time, without notice to or consent of the Series A Holders or holders of other Parity Stock, issue additional shares of Series A Preferred Stock.

Section 21.08         Liquidation Rights.

(a)            Upon any Dissolution Event, after payment or provision for the liabilities of the Corporation (including the expenses of such Dissolution Event) and the satisfaction of all claims ranking senior to the Series A Preferred Stock in accordance with Section 5.04, the Series A Holders shall be entitled to receive out of the assets of the Corporation or proceeds thereof available for distribution to stockholders of the Corporation, before any payment or distribution of assets is made in respect of Junior Stock, distributions equal to the Series A Liquidation Value.

(b)            If the assets of the Corporation available for distribution upon a Dissolution Event are insufficient to pay in full the aggregate amount payable to the Series A Holders and holders of all other Outstanding Parity Stock, if any, such assets shall be distributed to the Series A Holders and holders of such Parity Stock pro rata, based on the full respective distributable amounts to which each such holder is entitled pursuant to this Section 21.08.

(c)            Nothing in this Section 21.08 shall be understood to entitle the Series A Holders to be paid any amount upon the occurrence of a Dissolution Event until holders of any classes or series of stock ranking, as to the distribution of assets upon a Dissolution Event, senior to the Series A Preferred Stock have been paid all amounts to which such classes or series of stock are entitled.

(d)           For the purposes of this Certificate of Incorporation, neither the sale, conveyance, exchange or transfer, for cash, stock, securities or other consideration, of all or substantially all of the Corporation’s property or assets nor the consolidation, merger or amalgamation of the Corporation with or into any other entity or the consolidation, merger or amalgamation of any other entity with or into the Corporation shall be deemed to be a Dissolution Event, notwithstanding that for other purposes, such as for tax purposes, such an event may constitute a liquidation, dissolution or winding up. In addition, notwithstanding anything to the contrary in this Section 21.08, no payment will be made to the Series A Holders pursuant to this Section 21.08 (i) upon the voluntary or involuntary liquidation, dissolution or winding up of any of the Corporation’s Subsidiaries or upon any reorganization of the Corporation into another limited liability entity pursuant to the provisions of this Certificate of Incorporation that allow the Corporation to merge or convey its assets to another limited liability entity with or without approval of the stockholders of the Corporation (including a transaction pursuant to Section 8.03) or (ii) if the Corporation engages in a reorganization or other transaction in which a successor to the Corporation issues equity securities to the Series A Holders that have rights, powers and preferences that are substantially similar to the rights, powers and preferences of the Series A Preferred Stock pursuant to provisions of this Certificate of Incorporation that allow the Corporation to do so without approval of the stockholders of the Corporation.

Section 21.09         No Duties to Series A Holders.  Notwithstanding anything to the contrary in this Certificate of Incorporation, to the fullest extent permitted by law, neither the Class B Stockholder nor any other Indemnitee shall have any duties or liabilities to the Series A Holders.

ARTICLE XXII

TERMS OF SERIES B PREFERRED STOCK

Section 22.01         Designation.  The Series B Preferred Stock is hereby designated and created as a series of Preferred Stock. Each share of Series B Preferred Stock shall be identical in all respects to every other share of Series B Preferred Stock. The Series B Preferred Stock is not “Designated Stock” for purposes of this Certificate of Incorporation. The Series B Preferred Stock ranks equally with the Series A Preferred Stock with respect to payment of dividends and distributions of assets upon a Dissolution Event.

Section 22.02         Definitions. The following terms apply only to this Article XXII of this Certificate of Incorporation.

“Below Investment Grade Rating Event” means (x) the rating on any series of the KKR Senior Notes (or, if no KKR Senior Notes are outstanding, the Corporation’s long-term issuer rating) is lowered by either of the Rating Agencies in respect of a Change of Control and (y) any series of the KKR Senior Notes (or, if no KKR Senior Notes are outstanding, the Corporation’s long-term issuer rating) is rated below Investment Grade by both Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended until the ratings are announced if during such 60-day period the rating of any series of the KKR Senior Notes (or, if no KKR Senior Notes are outstanding, the Corporation’s long-term issuer rating) is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided, that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Event hereunder) if a Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Corporation in writing at the Corporation’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of the following:

(i)
the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the combined assets of the KKR Issuer Group taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than to a Continuing KKR Person; or

(ii)
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision), other than a Continuing KKR Person, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act or any successor provision) of a majority of the controlling interests in (i) the Corporation or (ii) one or more of the Corporation, the Group Partnerships and any other entity that, as of the relevant time, is a guarantor to any series of KKR Senior Notes that together hold all or substantially all of the assets of the KKR Issuer Group taken as a whole.

“Change of Control Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing KKR Person” means, immediately prior to and immediately following any relevant date of determination, (i) an individual who (a) is an executive of the KKR Group, (b) devotes substantially all of his or her business and professional time to the activities of the KKR Group and (c) did not become an executive of the KKR Group or begin devoting substantially all of his or her business and professional time to the activities of the KKR Group in contemplation of a Change of Control, or (ii) any Person in which any one or more of such individuals directly or indirectly, singly or as a group, holds a majority of the controlling interests.

“Dividend Payment Date” means March 15, June 15, September 15 and December 15 of each year, commencing September 15, 2016.

“Dividend Period” means the period from and including a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial Dividend Period commences on and includes June 20, 2016.

“Fitch” means Fitch Ratings Inc. or any successor thereto.

“Investment Grade” means, with respect to Fitch, a rating of BBB- or better (or its equivalent under any successor rating categories of Fitch) and, with respect to S&P, a rating of BBB- or better (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate a series of the KKR Senior Notes (or, if no KKR Senior Notes are outstanding, ceases to assign a long-term issuer rating to the Corporation) for reasons outside of the Corporation’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Board of Directors as a replacement Rating Agency).

“Junior Stock” means Common Stock and any other equity securities that the Corporation may issue in the future ranking, as to the payment of dividends and distributions of assets upon a Dissolution Event, junior to the Series B Preferred Stock.

“KKR Group” means the Group Partnerships, the direct and indirect parents (including, without limitation, general partners) of the Group Partnerships (the “Parent Entities”), any direct or indirect subsidiaries of the Parent Entities or the Group Partnerships, the general partner or similar controlling entities of any investment or vehicle that is managed, advised or sponsored by the KKR Group (a “KKR Fund”), and any other entity through which any of the foregoing directly or indirectly conduct its business, but shall exclude any company in which a KKR Fund has an investment. For purposes of this definition “subsidiary” means, with respect to any Person, any subsidiary of such Person that is or would be consolidated with such Person in the preparation of segment information with respect to the combined financial statements of such Person prepared in accordance with U.S. GAAP and shall not include (x) any private equity or other investment fund or vehicle or (y) any portfolio company of any such fund or vehicle.

“KKR Issuer Group” means the Corporation, the Group Partnerships and any other entity that, as of the relevant time, is a guarantor to any series of KKR Senior Notes, and their direct and indirect subsidiaries (to the extent of their economic ownership interest in such subsidiaries) taken as a whole. For purposes of this definition “subsidiary” means, with respect to any Person, any subsidiary of such Person that is or would be consolidated with such Person in the preparation of segment information with respect to the combined financial statements of such Person prepared in accordance with U.S. GAAP and shall not include (x) any private equity or other investment fund or vehicle or (y) any portfolio company of any such fund or vehicle.

“KKR Senior Notes” means (i) the 6.375% Senior Notes due 2020 issued by KKR Group Finance Co. LLC, (ii) the 5.500% Senior Notes due 2043 issued by KKR Group Finance Co. II LLC and (iii) the 5.125% Senior Notes due 2044 issued by KKR Group Finance Co. III LLC, or similar series of senior unsecured debt securities, and in each case, guaranteed by the Corporation and the Group Partnerships.

“Nonpayment” has the meaning set forth in Section 22.07(a).

“Parity Stock” means any stock of the Corporation, including Preferred Stock, that the Corporation has authorized or issued or may authorize or issue, the terms of which provide that such securities shall rank equally with the Series B Preferred Stock with respect to payment of dividends and distribution of assets upon a Dissolution Event.

“Person” means, with respect to this Article XXII only, an individual, a corporation, a partnership, a limited liability company, an association, a trust, or any other entity including government or political subdivision or an agency or instrumentality thereof.

“Rating Agency” means:

(i)	each of Fitch and S&P; and

(ii)
if either of Fitch or S&P ceases to rate any series of KKR Senior Notes (or, if no KKR Senior Notes are outstanding, ceases to assign a long-term issuer rating to the Corporation) or fails to make a rating of any series of KKR Senior Notes (or, if no KKR Senior Notes are outstanding, the long-term issuer rating of the Corporation) publicly available for reasons outside of the Corporation’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Board of Directors as a replacement agency for Fitch or S&P, or both, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill Financial, Inc., or any successor thereto.

“Series B Dividend Rate” means 6.50%.

“Series B Holder” means a holder of Series B Preferred Stock.

“Series B Liquidation Preference” means $25.00 per share of Series B Preferred Stock.

“Series B Liquidation Value” means the sum of the Series B Liquidation Preference and declared and unpaid dividends, if any, to, but excluding, the date of the Dissolution Event on the Series B Preferred Stock.

“Series B Preferred Stock” means the 6.50% Series B Preferred Stock having the designations, rights, powers and preferences set forth in this Article XXII.

“Series B Record Date” means, with respect to any Dividend Payment Date, the March 1, June 1, September 1 or December 1, as the case may be, immediately preceding the relevant March 15, June 15, September 15 or December 15 Dividend Payment Date, respectively. These Series B Record Dates shall apply regardless of whether a particular Series B Record Date is a Business Day. The Series B Record Dates shall constitute Record Dates with respect to the Series B Preferred Stock for the purpose of dividends on the Series B Preferred Stock.

“Voting Preferred Stock” has the meaning set forth in Section 22.07(a).

Section 22.03         Dividends.

(a)            The Series B Holders shall be entitled to receive with respect to each share of Series B Preferred Stock owned by such holder, when, as and if declared by the Board of Directors, or a duly authorized committee thereof, in its sole discretion out of funds legally available therefor, non-cumulative quarterly cash dividends, on the applicable Dividend Payment Date that corresponds to the Record Date for which the Board of Directors has declared a dividend, if any, at a rate per annum equal to the Series B Dividend Rate (subject to Section 22.06(c)) of the Series B Liquidation Preference. Such dividends shall be non-cumulative. If a Dividend Payment Date is not a Business Day, the related dividend (if declared) shall be paid on the next succeeding Business Day with the same force and effect as though paid on such Dividend Payment Date, without any increase to account for the period from such Dividend Payment Date through the date of actual payment. Dividends payable on the Series B Preferred Stock for any period less than a full Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Declared dividends will be payable on the relevant Dividend Payment Date to Series B Holders as they appear on the Corporation’s register at the close of business, New York City time, on a Series B Record Date, provided that if the Series B Record Date is not a Business Day, the declared dividends will be payable on the relevant Dividend Payment Date to Series B Holders as they appear on the Corporation’s register at the close of business, New York City time on the Business Day immediately preceding such Series B Record Date.

(b)           So long as any shares of Series B Preferred Stock are Outstanding, unless, in each case, dividends have been declared and paid or declared and set apart for payment on the Series B Preferred Stock for a quarterly Dividend Period, (i) no dividend, whether in cash or property, may be declared or paid or set apart for payment on the Junior Stock for the remainder of that quarterly Dividend Period (other than dividends paid in Junior Stock or options, warrants or rights to subscribe for or purchase Junior Stock) and (ii) the Corporation and its Subsidiaries shall not directly or indirectly repurchase, redeem or otherwise acquire for consideration any Junior Stock.

(c)            The Board of Directors, or a duly authorized committee thereof, may, in its sole discretion, choose to pay dividends on the Series B Preferred Stock without the payment of any dividends on any Junior Stock.

(d)           When dividends are not declared and paid (or duly provided for) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates pertaining to the Series B Preferred Stock, on a dividend payment date falling within the related Dividend Period) in full upon the Series B Preferred Stock or any Parity Stock, all dividends declared upon the Series B Preferred Stock and all such Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all declared and unpaid dividends per share on the Series B Preferred Stock and all unpaid dividends, including any accumulations, on all Parity Stock payable on such Dividend Payment Date (or in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates pertaining to the Series B Preferred Stock, on a dividend payment date falling within the related Dividend Period) bear to each other.

(e)            No dividends may be declared or paid or set apart for payment on any Series B Preferred Stock if at the same time any arrears exist or default exists in the payment of dividends on any Outstanding stock of the Corporation ranking, as to the payment of dividends and distribution of assets upon a Dissolution Event, senior to the Series B Preferred Stock, subject to any applicable terms of such Outstanding stock of the Corporation.

(f)            Series B Holders shall not be entitled to any dividends, whether payable in cash or property, other than as provided in this Certificate of Incorporation and shall not be entitled to interest, or any sum in lieu of interest, in respect of any dividend payment, including any such payment which is delayed or foregone.

Section 22.04         Rank.

The Series B Preferred Stock shall rank, with respect to payment of dividends and distribution of assets upon a Dissolution Event:

(a)            junior to all of the Corporation’s existing and future indebtedness and any equity securities, including Preferred Stock, that the Corporation may authorize or issue, the terms of which provide that such securities shall rank senior to the Series B Preferred Stock with respect to payment of dividends and distribution of assets upon a Dissolution Event;

(b)           equally to any Parity Stock; and

(c)            senior to any Junior Stock.

Section 22.05         Optional Redemption.

(a)            Except as set forth in Section 22.06, the Series B Preferred Stock shall not be redeemable prior to September 15, 2021. At any time or from time to time on or after September 15, 2021, subject to any limitations that may be imposed by law, the Corporation may, in the sole discretion of the Board of Directors, redeem the Series B Preferred Stock, out of funds legally available therefor, in whole or in part, at a redemption price equal to the Series B Liquidation Preference per share of Series B Preferred Stock plus an amount equal to declared and unpaid dividends, if any, from the Dividend Payment Date immediately preceding the redemption date to, but excluding, the redemption date. If less than all of the Outstanding Series B Preferred Stock are to be redeemed, the Board of Directors shall select the Series B Preferred Stock to be redeemed from the Outstanding Series B Preferred Stock not previously called for redemption by lot or pro rata (as nearly as possible).

(b)           In the event the Corporation shall redeem any or all of the Series B Preferred Stock as aforesaid in Section 22.05(a), the Corporation shall give notice of any such redemption to the Series B Holders (which such notice may be delivered prior to September 15, 2021) not more than 60 nor less than 30 days prior to the date fixed for such redemption. Failure to give notice to any Series B Holder shall not affect the validity of the proceedings for the redemption of any Series B Preferred Stock being redeemed.

(c)            Notice having been given as herein provided and so long as funds legally available and sufficient to pay the redemption price for all of the Series B Preferred Stock called for redemption have been set aside for payment, from and after the redemption date, such Series B Preferred Stock called for redemption shall no longer be deemed Outstanding, and all rights of the Series B Holders thereof shall cease other than the right to receive the redemption price, without interest.

(d)           The Series B Holders shall have no right to require redemption of any Series B Preferred Stock.

(e)            Without limiting Section 22.05(c), if the Corporation shall deposit, on or prior to any date fixed for redemption of Series B Preferred Stock (pursuant to notice delivered in accordance with Section 22.05(b)), with any bank or trust company as a trust fund, a fund sufficient to redeem the Series B Preferred Stock called for redemption, with irrevocable instructions and authority to such bank or trust company to pay on and after the date fixed for redemption or such earlier date as the Board of Directors may determine, to the respective Series B Holders, the redemption price thereof, then from and after the date of such deposit (although prior to the date fixed for redemption) such Series B Preferred Stock so called shall be deemed to be redeemed and such deposit shall be deemed to constitute full payment of said Series B Preferred Stock to the holders thereof and from and after the date of such deposit said Series B Preferred Stock shall no longer be deemed to be Outstanding, and the holders thereof shall cease to be holders with respect to such Series B Preferred Stock, and shall have no rights with respect thereto except only the right to receive from said bank or trust company, on the redemption date or such earlier date as the Board of Directors may determine, payment of the redemption price of such Series B Preferred Stock without interest.

Section 22.06         Change of Control Redemption.

(a)            If a Change of Control Event occurs prior to September 15, 2021, within 60 days of the occurrence of such Change of Control Event, the Corporation may, in the sole discretion of the Board of Directors, redeem the Series B Preferred Stock, in whole but not in part, out of funds legally available therefor, at a redemption price equal to $25.25 per share of Series B Preferred Stock plus an amount equal to any declared and unpaid dividends to, but excluding, the redemption date.

(b)           In the event the Corporation elects to redeem all of the Series B Preferred Stock as aforesaid in Section 22.06(a), the Corporation shall give notice of any such redemption to the Series B Holders at least 30 days prior to the date fixed for such redemption.

(c)            If (i) a Change of Control Event occurs (whether before, on or after September 15, 2021) and (ii) the Corporation does not give notice to the Series B Holders prior to the 31st day following the Change of Control Event to redeem all the Outstanding Series B Preferred Stock, the Series B Dividend Rate shall increase by 5.00%, beginning on the 31st day following the consummation of such Change of Control Event.

(d)           In connection with any Change of Control and any particular reduction in the rating on a series of the KKR Senior Notes (or, if no KKR Senior Notes are outstanding, a reduction in the Corporation’s long-term issuer rating), the Board of Directors shall request from the Rating Agencies each such Rating Agency’s written confirmation whether such reduction in the rating on each such series of KKR Senior Notes (or, if no KKR Senior Notes are outstanding, the Corporation’s long-term issuer rating) was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of any Below Investment Grade Rating Event).

(e)            The Series B Holders shall have no right to require redemption of any Series B Preferred Stock pursuant to this Section 22.06.

Section 22.07         Voting.

(a)           Notwithstanding any provision in this Certificate of Incorporation to the contrary, and except as set forth in this Section 22.07, the Series B Preferred Stock shall not have any relative, participating, optional or other voting, consent or approval rights or powers, and the vote, consent or approval of the Series B Holders shall not be required for the taking of any action or inaction by the Corporation. If and whenever six quarterly dividends (whether or not consecutive) payable on the Series B Preferred Stock or six quarterly dividends (whether or not consecutive) payable on any series or class of Parity Stock have not been declared and paid (a “Nonpayment”), the number of directors then constituting the Board of Directors automatically shall be increased by two and the Series B Holders, voting together as a single class with the holders of any other class or series of Parity Stock then Outstanding upon which like voting rights have been conferred and are exercisable (any such other class or series, “Voting Preferred Stock”), shall have the right to elect these two additional directors at a meeting of the Series B Holders and the holders of such Voting Preferred Stock called as hereafter provided. When quarterly dividends have been declared and paid on the Series B Preferred Stock for four consecutive Dividend Periods following the Nonpayment, then the right of the Series B Holders and the holders of such Voting Preferred Stock to elect such two additional directors shall cease and all directors elected by the Series B Holders and holders of the Voting Preferred Stock shall forthwith cease to be qualified and their terms shall forthwith terminate immediately and the number of directors constituting the whole Board of Directors automatically shall be reduced by two. However, the right of the Series B Holders and the holders of the Voting Preferred Stock to elect two additional directors on the Board of Directors shall again vest if and whenever six additional quarterly dividends have not been declared and paid, as described above.

(b)           If a Nonpayment or a subsequent Nonpayment shall have occurred, the Secretary of the Corporation may, and upon the written request of any holder of Series B Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the Series B Holders and holders of the Voting Preferred Stock for the election of the two directors to be elected by them. The directors elected at any such special meeting shall hold office until the next annual meeting or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. The Board of Directors shall, in its sole discretion, determine a date for a special meeting applying procedures consistent with Article XVII in connection with the expiration of the term of the two directors elected pursuant to this Section 22.07. The Series B Holders and holders of the Voting Preferred Stock, voting together as a class, may remove any director elected by the Series B Holders and holders of the Voting Preferred Stock pursuant to this Section 22.07. If any vacancy shall occur among the directors elected by the Series B Holders and holders of the Voting Preferred Stock, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the Series B Holders and holders of the Voting Preferred Stock or the successor of such remaining director, to serve until the next special meeting (convened as set forth in the immediately preceding sentence) held in place thereof if such office shall not have previously terminated as above provided. Except to the extent expressly provided otherwise in this Section 22.07, any such annual or special meeting shall be called and held applying procedures consistent with Article XVII as if references to stockholders of the Corporation were references to Series B Holders and holders of Voting Preferred Stock.

(c)            Notwithstanding anything to the contrary in Article VIII, XI or XVII but subject to Section 22.07(d), so long as any shares of Series B Preferred Stock are Outstanding, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the Series B Holders and holders of the Voting Preferred Stock, at the time Outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary:

(i)
to amend, alter or repeal any of the provisions of this Article XXII relating to the Series B Preferred Stock or any series of Voting Preferred Stock, whether by merger, consolidation or otherwise, to affect materially and adversely the rights, powers and preferences of the Series B Holders or holders of the Voting Preferred Stock; and

(ii)
to authorize, create or increase the authorized amount of, any class or series of Preferred Stock having rights senior to the Series B Preferred Stock with respect to the payment of dividends or amounts upon any Dissolution Event;

provided, however, that,

(X)
in the case of subparagraph (i) above, no such vote of the Series B Preferred Stock or the Voting Preferred Stock, as the case may be, shall be required if in connection with any such amendment, alteration or repeal, by merger, consolidation or otherwise, each Series B Preferred Stock and Voting Preferred Stock remains Outstanding without the terms thereof being materially and adversely changed in any respect to the holders thereof or is converted into or exchanged for preferred equity securities of the surviving entity having the rights, powers and preferences thereof substantially similar to those of such Series B Preferred Stock or the Voting Preferred Stock, as the case may be;

(Y)
in the case of subparagraph (i) above, if such amendment affects materially and adversely the rights, powers and preferences of one or more but not all of the classes or series of Voting Preferred Stock and the Series B Preferred Stock at the time Outstanding, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of all such classes or series of Voting Preferred Stock and the Series B Preferred Stock so affected, voting as a single class regardless of class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be required in lieu of (or, if such consent is required by law, in addition to) the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the Voting Preferred Stock and the Series B Preferred Stock otherwise entitled to vote as a single class in accordance herewith; and

(Z)
in the case of subparagraph (i) or (ii) above, no such vote of the Series B Holders or holders of the Voting Preferred Stock, as the case may be, shall be required if, at or prior to the time when such action is to take effect, provision is made for the redemption of all Series B Preferred Stock or Voting Preferred Stock, as the case may be, at the time Outstanding.

(d)           For the purposes of this Section 22.07, neither:

(i)	the amendment of provisions of this Certificate of Incorporation so as to authorize or create or issue, or to increase the authorized amount of, any Junior Stock or any Parity Stock; nor

(ii)
any merger, consolidation or otherwise, in which (1) the Corporation is the surviving entity and the Series B Preferred Stock remains Outstanding with the terms thereof materially unchanged in any respect adverse to the holders thereof; or (2) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes or exchanges the Series B Preferred Stock for other preferred equity securities having rights, powers and preferences (including with respect to redemption thereof) substantially similar to that of the Series B Preferred Stock under this Certificate of Incorporation (except for changes that do not materially and adversely affect the Series B Preferred Stock considered as a whole) shall be deemed to materially and adversely affect the rights, powers and preferences of the Series B Preferred Stock or holders of Voting Preferred Stock.

(e)            For purposes of the foregoing provisions of this Section 22.07, each Series B Holder shall have one vote per share of Series B Preferred Stock, except that when any other series of Preferred Stock shall have the right to vote with the Series B Preferred Stock as a single class on any matter, then the Series B Holders and the holders of such other series of Preferred Stock shall have with respect to such matters one vote per $25.00 of stated liquidation preference.

(f)            The Corporation may, from time to time, without notice to or consent of the Series B Holders or holders of other Parity Stock, issue additional shares of Series B Preferred Stock.

(g)            The foregoing provisions of this Section 22.07 will not apply if, at or prior to the time when the act with respect to which a vote pursuant to this Section 22.07 would otherwise be required shall be effected, the Series B Preferred Stock shall have been redeemed.

Section 22.08         Liquidation Rights.

(a)            Upon any Dissolution Event, after payment or provision for the liabilities of the Corporation (including the expenses of such Dissolution Event) and the satisfaction of all claims ranking senior to the Series B Preferred Stock in accordance with Section 5.04, the Series B Holders shall be entitled to receive out of the assets of the Corporation or proceeds thereof available for distribution to stockholders of the Corporation, before any payment or distribution of assets is made in respect of Junior Stock, distributions equal to the Series B Liquidation Value.

(b)           If the assets of the Corporation available for distribution upon a Dissolution Event are insufficient to pay in full the aggregate amount payable to the Series B Holders and holders of all other Outstanding Parity Stock, if any, such assets shall be distributed to the Series B Holders and holders of such Parity Stock pro rata, based on the full respective distributable amounts to which each such holder is entitled pursuant to this Section 22.08.

(c)           Nothing in this Section 22.08 shall be understood to entitle the Series B Holders to be paid any amount upon the occurrence of a Dissolution Event until holders of any classes or series of stock ranking, as to the distribution of assets upon a Dissolution Event, senior to the Series B Preferred Stock have been paid all amounts to which such classes or series of stock are entitled.

(d)            For the purposes of this Certificate of Incorporation, neither the sale, conveyance, exchange or transfer, for cash, stock, securities or other consideration, of all or substantially all of the Corporation’s property or assets nor the consolidation, merger or amalgamation of the Corporation with or into any other entity or the consolidation, merger or amalgamation of any other entity with or into the Corporation shall be deemed to be a Dissolution Event, notwithstanding that for other purposes, such as for tax purposes, such an event may constitute a liquidation, dissolution or winding up. In addition, notwithstanding anything to the contrary in this Section 22.08, no payment will be made to the Series B Holders pursuant to this Section 22.08 (i) upon the voluntary or involuntary liquidation, dissolution or winding up of any of the Corporation’s Subsidiaries or upon any reorganization of the Corporation into another limited liability entity pursuant to the provisions of this Certificate of Incorporation that allow the Corporation to convert, merge or convey its assets to another limited liability entity with or without approval of the stockholders of the Corporation (including a transaction pursuant to Section 8.03) or (ii) if the Corporation engages in a reorganization or other transaction in which a successor to the Corporation issues equity securities to the Series B Holders that have rights, powers and preferences that are substantially similar to the rights, powers and preferences of the Series B Preferred Stock pursuant to provisions of this Certificate of Incorporation that allow the Corporation to do so without approval of the stockholders of the Corporation. Notwithstanding any provision to the contrary in this Article XXII (including Section 22.07), the Board of Directors may, in its sole discretion and without the consent of any Series B Holder, amend this Article XXII to allow for the transactions in this Section 22.08(d).

Section 22.09         No Duties to Series B Holders.  Notwithstanding anything to the contrary in this Certificate of Incorporation, to the fullest extent permitted by law, neither the Class B Stockholder nor any other Indemnitee shall have any duties or liabilities to the Series B Holders.

Section 22.10         Forum Selection.  Each Person that holds or has held a share of Series B Preferred Stock and each Person that holds or has held any beneficial interest in a share of Series B Preferred Stock (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, (i) irrevocably agrees that any claims, suits, actions or proceedings against the Corporation, or any director, officer, employee, control person, underwriter or agent of the Corporation asserted under United States federal securities laws, otherwise arising under such laws, or that could have been asserted as a claim arising under such laws, shall be exclusively brought in the federal district courts of the United States of America (except, and only to the extent, that any such claims, actions or proceedings are of a type for which a stockholder may not waive its right to maintain a legal action or proceeding in the courts of the State of Delaware with respect to matters relating to internal corporate claims of the Corporation as set forth under Section 115 of the DGCL); (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding; and (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper.

ARTICLE XXIII

DEFINITIONS

Section 23.01         Definitions.  The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Certificate of Incorporation:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.

“Associate” means, when used to indicate a relationship with any Person, (a) any corporation, other entity or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“beneficial owner” has the meaning assigned to such term in Rules 13d-3 and 13d-5 under the Exchange Act (and “beneficially own” and “beneficial ownership” shall each have a correlative meaning).

“Board of Directors” has the meaning assigned to such term in Section 4.02.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York City are authorized or required by law to close.

“Bylaws” means the bylaws of the Corporation as in effect from time to time.

“Certificate” means a certificate issued in global form in accordance with the rules and regulations of the Depositary or in such other form as may be adopted by the Board of Directors, issued by the Corporation evidencing ownership of one or more shares of Class A Common Stock or Preferred Stock or a certificate, in such form as may be adopted by the Board of Directors, issued by the Corporation evidencing ownership of one or more other classes of stock of the Corporation.

“Class A Common Stock” has the meaning assigned to such term in Section 4.01(a)(i).

“Class B Common Stock” has the meaning assigned to such term in Section 4.01(a)(ii).

“Class B Stockholder” means KKR Management LLC and any successor or permitted assign that owns the Class B Common Stock at the applicable time.

“Class C Common Stock” has the meaning assigned to such term in Section 4.01(a)(iii).

“Closing Price” has the meaning assigned to such term in Section 9.01(a).

“Code” means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” has the meaning assigned to such term in Section 4.01(a)(iii).

“Common Unit” has the meaning assigned to such term in the Partnership Agreement.

“Conflicts Committee” means a committee of the Board of Directors composed entirely of one or more directors who meet the independence standards (but not, for the avoidance of doubt, the financial literacy or financial expert qualifications) required to serve on an audit committee of a board of directors established by the Exchange Act and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which the Class A Common Stock is listed for trading.

“Contribution and Indemnification Agreement” means any contribution and indemnification agreement among each of the Group Partnerships and the other parties thereto providing for the transfer by such other parties to the Group Partnerships of all or part of the amounts borne by the Group Partnerships, directly or indirectly, with respect to any “carried interest” or similar profit interest distributed by a Fund pursuant to the obligation of the general partner of a Fund to return such amounts to the Fund.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ability to exercise voting power, by contract or otherwise.

“Conversion” has the meaning assigned to such term in Article III.

“Corporate Group” means the Corporation and its Subsidiaries treated as a single consolidated entity.

“Corporation” has the meaning assigned to such term in Article I.

“Current Market Price” has the meaning assigned to such term in Section 9.01(a).

“Depositary” means, with respect to any shares of stock issued in global form, The Depository Trust Company and its successors and permitted assigns.

“Designated Stock” means the Class A Common Stock, the Class C Common Stock and any other stock of the Corporation that is designated as “Designated Stock” from time to time pursuant to this Certificate of Incorporation or any certificate of designation relating to any series of Preferred Stock.

“DGCL” means the Delaware General Corporation Law, as the same exists or as may hereafter be amended from time to time.

“Dissolution Event” means an event giving rise to the dissolution, liquidation or winding up of the Corporation.

“Effective Time” means 12:01 a.m. (Eastern Time) on July 1, 2018.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute.

“Exchange Agreement” means the amended and restated exchange agreement, dated as of November 2, 2010, among Group Partnership I, Group Partnership II, Group Partnership III, KKR Holdings, the Partnership, KKR Group Holdings L.P., KKR Subsidiary Partnership L.P. and KKR Group Limited, as it may be amended, supplemented or restated from time to time.

“Fiscal Year” has the meaning assigned to such term in Section 18.02.

“Former Managing Partner” means KKR Management LLC in its capacity as the former general partner of the Partnership.

“Fund”, for purposes of Section 16.01(a), has the meaning assigned to such term in Section 16.01(a).

“Group” means a Person that with or through any of its Affiliates or Associates has any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting, exercising investment power or disposing of any stock of the Corporation with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, stock of the Corporation.

“Group Member” means a member of the Corporate Group.

“Group Partnership I” means KKR Management Holdings L.P., a Delaware limited partnership, and any successor thereto.

“Group Partnership II” means KKR Fund Holdings L.P., a Cayman limited partnership, and any successor thereto.

“Group Partnership III” means KKR International Holdings L.P., a Cayman limited partnership, and any successor thereto.

“Group Partnership Agreements” means, collectively, the Amended and Restated Limited Partnership Agreement of Group Partnership I, the Amended and Restated Limited Partnership Agreement of Group Partnership II and the Amended and Restated Limited Partnership Agreement of Group Partnership III (and the partnership agreement then in effect of any future partnership designated by the Board of Directors as a Group Partnership), as they may each be amended, supplemented or restated from time to time.

“Group Partnership Unit” means, collectively, one Class A partnership unit in each of Group Partnership I, Group Partnership II and Group Partnership III (and any future partnership designated by the Board of Directors as a Group Partnership) issued under its respective Group Partnership Agreement.

“Group Partnerships” means, collectively, Group Partnership I, Group Partnership II and Group Partnership III (and any future partnership designated by the Board of Directors as a Group Partnership).

“Indemnitee” means, to the fullest extent permitted by law, (a) the Class B Stockholder, (b) the Former Managing Partner, (c) any Person who is or was an Affiliate of the Class B Stockholder or the Former Managing Partner, (d) any Person who is or was a member, partner, Tax Matters Partner (as defined in the Code as in effect prior to 2018), Partnership Representative (as defined in the Code), officer, director, employee, agent, fiduciary or trustee of any Group Member, any Group Partnership, the Corporation and its Subsidiaries, the Class B Stockholder or the Former Managing Partner or any Affiliate of any Group Member, the Class B Stockholder or the Former Managing Partner, (e) any Person who is or was serving at the request of the Corporation or the Former Managing Partner or any Affiliate of the Corporation or the Former Managing Partner as an officer, director, employee, member, partner, Tax Matters Partner, Partnership Representative, agent, fiduciary or trustee of another Person; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis or similar arms-length compensatory basis, agency, advisory, consulting, trustee, fiduciary or custodial services and (f) any Person the Corporation in its sole discretion designates as an “Indemnitee” as permitted by applicable law.

“Independent Directors” means the members of the Board of Directors who are “independent” as that term is defined in the rules of the New York Stock Exchange from time to time.

“Investment Agreement” means the amended and restated investment agreement between the Partnership, KKR & Co. (Guernsey) L.P., a Guernsey limited partnership, formerly known as KKR Private Equity Investors, L.P., and the other parties thereto, dated October 1, 2009, as amended from time to time.

“KKR Associates Holdings” means KKR Associates Holdings L.P., a Cayman limited partnership, and any successor thereto.

“KKR Holdings” means KKR Holdings L.P., a Cayman limited partnership, and any successor thereto.

“KKR Intermediate Partnership” means KKR Intermediate Partnership L.P., a Cayman limited partnership, or any successor thereto.

“KKR Management LLC” means KKR Management LLC, a Delaware limited liability company, or any successor thereto.

“Limited Partner Interest” has the meaning assigned to such term in the Partnership Agreement.

“Majority in Interest of the Class B Stockholder” means a majority in interest of Class A members of KKR Management LLC (or persons deemed to represent such interest) or, with respect to any other successor entity that becomes the Class B Stockholder, a majority of the common equity interests of such successor entity.

“Managing Partner Interest” has the meaning assigned to such term in the Partnership Agreement.

“Managing Partner Unit” has the meaning assigned to such term in the Partnership Agreement.

“Merger Agreement” has the meaning assigned to such term in Section 8.01.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act or any successor thereto and any other securities exchange (whether or not registered with the Commission under Section 6(a) of the Exchange Act) that the Board of Directors shall designate as a National Securities Exchange for purposes of this Certificate of Incorporation and the Bylaws.

“Notice of Election to Purchase” has the meaning assigned to such term in Section 9.01(b).

“Opinion of Counsel” means a written opinion of counsel acceptable to the Board of Directors in its discretion.

 “Outstanding” means, with respect to stock of the Corporation, all shares of stock that are issued by the Corporation and reflected as outstanding on the Corporation’s books and records as of the date of determination; provided, however, that if at any time any Person or Group (other than the Class B Stockholder or its Affiliates) beneficially owns 20% or more of any class of stock, all such shares of stock owned by such Person or Group shall not be entitled to be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of stockholders of the Corporation to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Certificate of Incorporation (such shares of stock shall not, however, be treated as a separate class of stock for purposes of this Certificate of Incorporation); provided further, that the foregoing limitation shall not apply (i) to any Person or Group who acquired 20% or more of any shares of stock of any class then Outstanding directly from the Class B Stockholder or its Affiliates, (ii) to any Person or Group who acquired 20% or more of any shares of stock of any class then Outstanding directly or indirectly from a Person or Group described in clause (i) provided that the Board of Directors shall have notified such Person or Group in writing that such limitation shall not apply or (iii) to any Person or Group who acquired 20% or more of any such shares of stock with the prior approval of the Board of Directors. The determinations of the matters described in clauses (i), (ii) and (iii) of the foregoing sentence shall be conclusively determined by the Board of Directors, which determination shall be final and binding on all stockholders of the Corporation.

“Partnership” has the meaning assigned to such term in Article III.

“Partnership Agreement” means that certain Third Amended and Restated Limited Partnership Agreement of the Partnership, dated as of June 20, 2016.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association (including any group, organization, co-tenancy, plan, board, council or committee), government (including a country, state, county, or any other governmental or political subdivision, agency or instrumentality thereof) or other entity (or series thereof).

“Preferred Stock” has the meaning set forth in Section 4.01(a)(iv).

“Purchase Date” means the date determined by the Corporation as the date for purchase of all Outstanding stock of a certain class (other than shares owned by the Class B Stockholder and its Affiliates) pursuant to Article IX.

“Record Date” means the date and time established by the Board of Directors pursuant to the Bylaws. The Record Date for distributions on any Preferred Stock is as set forth in this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock).

“Record Holder” means the Person in whose name a share of stock of the Corporation is registered on the books of the Corporation or, if such books are maintained by the Transfer Agent, on the books of the Transfer Agent, in each case, to the extent applicable, as of the Record Date.

“Registration Statement” shall have the meaning set forth in the Investment Agreement.

“Securities Act” means the U.S. Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“Series A Preferred Stock” has the meaning set forth in Section 4.01(a)(iv).

“Series A Preferred Unit” has the meaning set forth in the Partnership Agreement.

“Series B Preferred Stock” has the meaning set forth in Section 4.01(a)(iv).

“Series B Preferred Unit” has the meaning set forth in the Partnership Agreement.

“Special Voting Unit” has the meaning set forth in the Partnership Agreement.

“Subsidiary” means, other than for purposes of Section 10.03, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person or (d) any other Person the financial information of which is consolidated by such Person for financial reporting purposes under U.S. GAAP.

“Trading Day” has the meaning assigned to such term in Section 9.01(a).

“transfer”, when used in this Certificate of Incorporation with respect to shares of stock of the Corporation, has the meaning assigned to such term in Section 6.04(a).

“Transfer Agent” means such bank, trust company or other Person (including the Class B Stockholder or one of its Affiliates) as shall be appointed from time to time by the Board of Directors to act as registrar and transfer agent for the Class A Common Stock and the Preferred Stock.

 “U.S. GAAP” means U.S. generally accepted accounting principles consistently applied.

ARTICLE XXIV

INCORPORATOR

The incorporator of the Corporation is KKR Management LLC, a Delaware limited liability company, whose mailing address is 9 West 57th Street, New York, New York 10019.

ARTICLE XXV

MISCELLANEOUS

Section 25.01         Invalidity of Provisions.  If any provision of this Certificate of Incorporation is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 25.02         Construction; Section Headings.  For purposes of this Certificate of Incorporation, unless the context otherwise requires, (i) references to “Articles”, “Sections” and “clauses” refer to articles, sections and clauses of this Certificate of Incorporation and (ii) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation.  Section headings in this Certificate of Incorporation are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

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This Certificate of Incorporation shall become effective at 12:01 a.m. (Eastern Time) on July 1, 2018.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is its act and deed on this 3rd day of May, 2018.

KKR MANAGEMENT LLC

By:	/s/ David J. Sorkin
Name: David J. Sorkin
Title: Secretary